Exhibit 3.3

K&E Draft 9/11/21

CWAN HOLDINGS, LLC

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of __________ __, 2021

THE UNITS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

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ARTICLE VI RIGHTS AND OBLIGATIONS OF UNITHOLDERS AND MEMBERS		31

6.1	Limitation of Liability	31
6.2	Lack of Authority	31
6.3	No Right of Partition	31
6.4	Indemnification	32
6.5	Unitholders Right to Act	35
6.6	Investment Opportunities and Conflicts of Interest	36
6.7	Interested Transactions	36
6.8	Confidentiality	36

ARTICLE VII BOOKS, RECORDS, ACCOUNTING AND REPORTS		37

7.1	Records and Accounting	37
7.2	Tax Reports	37
7.3	Transmission of Communications	37

ARTICLE VIII TAX MATTERS		38

8.1	Preparation of Tax Returns	38
8.2	Tax Elections	38
8.3	Tax Controversies	38

ARTICLE IX TRANSFER OF UNITS		39

9.1	Required Consent	39
9.2	Approved Sale	39
9.3	Effect of Assignment	41
9.4	Additional Restrictions on Transfer	41
9.5	Legend	42
9.6	Transfer Fees and Expenses	43
9.7	Void Transfers	43
9.8	Vesting, Forfeiture and Repurchase of Units	43
9.9	Exchange of Combined Units for Class A Common Stock	43
9.10	Adjustment of Exchange Rate.	48
9.11	Class A Common Stock or Class D Common Stock to be Delivered upon Exchange.	49
9.12	Withholding; Certification of Non-Foreign Status.	51
9.13	No Transfer of Class B Common Stock or Class C Common Stock	51
9.14	Tender Offers and Other Events with Respect to the Public Offering Entity	51

ARTICLE X ADMISSION OF MEMBERS		52

10.1	Substituted Members	52
10.2	Additional Members	52

ARTICLE XI WITHDRAWAL AND RESIGNATION OF UNITHOLDERS		52

11.1	Withdrawal and Resignation of Unitholders	52

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ARTICLE XII DISSOLUTION AND LIQUIDATION		53

12.1	Dissolution	53
12.2	Liquidation and Termination	53
12.3	Securityholders Agreement	54
12.4	Cancellation of Certificate	54
12.5	Reasonable Time for Winding Up	54
12.6	Return of Capital	54
12.7	Hart-Scott-Rodino	54

ARTICLE XIII VALUATION		55

13.1	Valuation of Subsidiary Securities	55
13.2	Valuation of Other Assets and Company Securities	55
13.3	Valuation of Other Securities	55

ARTICLE XIV GENERAL PROVISIONS		55

14.1	Power of Attorney	55
14.2	Amendments	56
14.3	Title to Company Assets	56
14.4	Successors and Assigns	56
14.5	Severability	56
14.6	Counterparts; Binding Agreement	57
14.7	Descriptive Headings; Interpretation	57
14.8	Applicable Law; Venue; Jury Trial Waiver	57
14.9	Addresses and Notices	58
14.10	Creditors	58
14.11	Waiver	58
14.12	Further Action	58
14.13	Entire Agreement	58
14.14	Opt-in to Article 8 of the Uniform Commercial Code	58
14.15	Delivery by Facsimile or PDF	58
14.16	Survival	59
14.17	Tax and Other Advice	59
14.18	Acknowledgments	59

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CWAN HOLDINGS, LLC

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of __________ __, 2021 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by and among the Company (f/k/a Carbon Analytics Holdings, LLC), Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Public Offering Entity”), as the managing member of the Company, and each of the Unitholders (as defined herein).

RECITALS

WHEREAS, the Company was formed under the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time (the “Delaware Act”) pursuant to a Certificate of Formation of the Company (as amended from time to time in accordance with its terms, the “Certificate”), which was filed with the Secretary of State of the State of Delaware on July 25, 2016 under the name Carbon Analytics Holdings, LLC.

WHEREAS, the initial limited liability company agreement of the Company was entered into by and among WCAS XII Carbon Analytics Acquisition, L.P., a Delaware limited partnership, and the Company on July 25, 2016, which was amended and restated in its entirety on September 1, 2016, which was further amended and restated in its entirety pursuant to the terms of a certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 2, 2020 (the “Prior Agreement”).

WHEREAS, in connection with the adoption of this Agreement and the IPO (as defined below), the Company has recapitalized all of its Units into a single class of Class A Common Units of the Company (the “Recapitalization”), has changed its name to CWAN Holdings, LLC, and undertaken certain other reorganization transactions pursuant to which, among other matters, the Public Offering Entity was admitted as the managing member of the Company.

WHEREAS, the Public Offering Entity will sell shares of Class A Common Stock to public investors in the IPO and will use the net proceeds received from the IPO (the “IPO Net Proceeds”) to acquire newly-issued Class A Common Units of the Company (the “IPO Unit Acquisition”).

WHEREAS, the Unitholders desire to amend and restate the Prior Agreement in its entirety to set forth the rights, powers and interests of the Unitholders with respect to the Company and their respective interests therein and to provide for the management of the business and operations of the Company, including to reflect, as of the Effective Date, among other things, (A) the Recapitalization, (B) the addition of the Public Offering Entity as a Unitholder and its designation as sole Manager of the Company and (C) the rights and obligations of the Unitholders, the Company, the Manager and the Public Offering Entity, all as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional Member” has the meaning set forth in Section 10.2.

“Adjusted Capital Account Balance” means, with respect to any Person’s Capital Account as of the end of any Taxable Year, the balance of such Person’s Capital Account (a) reduced for any items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” means, with respect to any particular Person, any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, including any investment vehicle or fund or any other corporation, trust, limited liability company, general or limited partnership controlled by or managed by a particular Person (but not any portfolio company thereof). For purposes of this Agreement, the Company, the Public Offering Entity and their respective Subsidiaries, on the one hand, shall not be considered Affiliates of any Unitholder, on the other (and vice versa).

“Agreement” means this Third Amended and Restated Limited Liability Company Agreement, as amended, restated, modified or waived from time to time in accordance with the terms hereof.

“Approved Sale” has the meaning set forth in Section 9.2(a).

“Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, but who has not become a Member pursuant to Article X.

“Assumed Tax Liability” means, with respect to any Member, an amount equal to the excess of (i) the product of (A) the Distribution Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company, as determined for U.S. federal income tax purposes, allocated to such Member (or its predecessor) for full or partial Taxable Years commencing on or after January 1, 2021, less prior losses of the Company allocated to such Member (or its predecessor) for full or partial Fiscal Years commencing on or after January 1,

2021, in each case, as determined by the Manager, and to the extent such prior losses are available to reduce such income over (ii) the cumulative Tax Distributions made to such Member after the closing date of the IPO pursuant to Sections 4.1(a)(i), 4.1(a)(ii) and 4.1(a)(iii); provided that, in the case of the Public Offering Entity, such Assumed Tax Liability (x) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Sections 734(b) or 743(b) of the Code and (y) to the extent permitted under any agreements to which the Company is subject and applicable Law, shall in no event be less than an amount that will enable the the Public Offering Entity to meet both its tax obligations and its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year; provided further that, in the case of each Member, and for the avoidance of doubt, such Assumed Tax Liability shall take into account any Code Section 704(c) allocations (including any “reverse” 704(c) allocations) to the Member.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Beneficial Owner” means, with respect to a security, any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted, in the case of permitted adjustments (to the extent the Company makes such permitted adjustments), by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)-(g) and (s).

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in Boise, Idaho or New York, New York are authorized or obligated by law or executive order to close.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.1(d).

“Capital Contribution” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that a Unitholder contributes or is deemed to contribute (including any with respect to units of the Company that existed prior to the date hereof) with respect to any Unit pursuant to Section 3.1, net of any liabilities assumed by the Company for such Unitholder in connection with such contribution and net of any liabilities to which the assets contributed by such Unitholder are subject.

“Cash Redemption Price” means, with respect to any Exchange, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the New York Stock Exchange, or any other exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the twenty (20) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the applicable Exchange Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on the New York Stock Exchange or any other securities exchange or automated or electronic quotation system as of any particular Exchange Date, then the Manager (through a majority of its directors who are disinterested) shall determine the Cash Redemption Price in good faith.

“Cash Settlement” has the meaning set forth in Section 9.9(a)(i).

“Certificate” has the meaning set forth in the recitals.

“Certificated Units” has the meaning set forth in Section 3.1(a).

“Change of Control” means the occurrence of any of the following events after the date hereof:

(a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, excluding (i) the WCAS Investors or any of their Affiliates or a group of Persons that includes the WCAS Investors or any of their Affiliates thereof and (ii) any entity owned, directly or indirectly, by the stockholders of the Public Offering Entity in substantially the same proportions as their ownership of stock in the Public Offering Entity, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Public Offering Entity representing more than fifty percent (50%) of the combined voting power of the Public Offering Entity’s then outstanding Voting Securities;

(b) there is consummated a merger or consolidation of the Public Offering Entity with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the Voting Securities of the Public Offering Entity immediately prior to such merger or consolidation do not continue to represent or are not converted into more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(c) the adopting of a plan of complete liquidation or dissolution of the Public Offering Entity by the stockholders of the Public Offering Entity or an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Public Offering Entity of all or substantially all of the Public Offering Entity’s assets, other than such sale or other disposition by the Public Offering Entity of all or substantially all of the Public Offering Entity’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Public Offering Entity in substantially the same proportions as their ownership of the Public Offering Entity immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (b) and clause (c) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Public Offering Entity immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of the Public Offering Entity immediately following such transaction or series of transactions.

“Class A Common Unit” means a unit representing a fractional part of the interest of a Unitholder in Distributions and the rights and obligations specified with respect to the Class A Common Units in this Agreement.

“Class A Unitholder” means any holder of Class A Common Units other than the Public Offering Entity.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Public Offering Entity.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Public Offering Entity.

“Class C Common Stock” means the Class C Common Stock, par value $0.001 per share, of the Public Offering Entity.

“Class D Common Stock” means the Class D Common Stock, par value $0.001 per share, of the Public Offering Entity.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Co-Investment Vehicle” means (i) a pooled investment fund that is formed primarily to invest, directly or indirectly, alongside a Fund Vehicle in the Company or any of its Subsidiaries, together with any alternative investment vehicles related to that pooled investment fund and (ii) any investment vehicle directly or indirectly wholly owned by a fund described in the foregoing clause (i).

“Combined Unit” means, collectively, (i) a Class A Common Unit or other interest in the Company that may be issued by the Company in the future or for which a Class A Common Unit has been converted or exchanged, excluding in each case any unvested Class A Common Unit, and (ii) a share of Noneconomic Stock.

“Company” means CWAN Holdings LLC, a Delaware limited liability company, and any successor thereto (whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise).

“Company Employee” has the meaning set forth in Section 3.7(b).

“Company Interest” means the interest of a Unitholder in Profits, Losses and Distributions.

“Confidential Information” means confidential and proprietary information and trade secrets of any Group Company, including, but not limited to, confidential information of any Group Company regarding identifiable, specific and discrete business opportunities being pursued by any Group Company.

“Continuation Fund” means any Fund Vehicle, Co-Investment Vehicle or single company continuation fund that is established to hold, directly or indirectly, investments in one or more portfolio companies that are acquired, in whole or in part, from an Affiliate of such Fund Vehicle or Co-Investment Vehicle.

“Corporate Board” means the board of directors of the Public Offering Entity.

“Delaware Act” has the meaning set forth in the recitals.

“DGCL” means the Delaware General Corporation Law, and any successor thereto. Any reference herein to a specific section, rule or regulation of the DGCL shall be deemed to include any corresponding provisions of future law.

“Direct Exchange” has the meaning set forth in Section 9.9(a)(iv).

“Disability” has the meaning set forth in the applicable Person’s corresponding Employment Agreement or other Equity Agreement with any Group Company, or if no such definition is provided in such Person’s Employment Agreement or other Equity Agreement with any Group Company, then “Disability” means a permanent and total disability as determined under such Group Company’s long-term disability plan applicable to such Group Company’s employees, interpreted and applied in a manner consistent with all applicable laws, including laws regarding workers’ compensation, disability, and family and medical leave laws.

“Discount” has the meaning set forth in Section 5.6.

“Distribution” means each distribution made by the Company to a Unitholder, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption or repurchase; provided, that any recapitalization, exchange or conversion of Units, or any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units shall not be a Distribution.

“Distribution Tax Rate” means a rate equal to the highest effective marginal combined federal, state and local income tax rate for a Taxable Year applicable to corporate or individual taxpayers (whichever is higher) that may potentially apply to any Member (or, except in the case of the Public Offering Entity, its applicable direct or indirect Beneficial Owners) for such Taxable Year, taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code), as reasonably determined by the Manager.

“Effective Date” has the meaning set forth in the recitals.

“Employment Agreement” means any employment agreement entered into from time to time among any Group Company and one of their executives, as the same may be amended from time to time pursuant to its terms.

“Equity Agreement” means any unit grant agreement, subscription agreement, securities purchase agreement, senior management agreement, Employment Agreement and any other agreement, document or instrument evidencing or effecting the issuance or other Transfer of any Equity Securities or otherwise governing the terms and conditions with respect to any Equity Securities, in each case as the same may be amended or otherwise modified from time to time.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan, stock option plan, or other similar equity compensation plan now or hereafter adopted by the Company or the Public Offering Entity, including any Equity Agreement.

“Equity Securities” means (a) units or other equity interests in the Company (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Manager, including rights, powers, and/or duties different from, senior to or more favorable than existing classes, groups and series of units and other equity interests in the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into units or other equity interests in the Company, and (c) warrants, options or other rights to purchase or otherwise acquire units or other equity interests in the Company.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Exchange” has meaning set forth in Section 9.9(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning set forth in Section 9.9(a)(ii).

“Exchange Notice” has the meaning set forth in Section 9.9(a)(ii).

“Exchange Rate” means, at any time, the number of shares of Class A Common Stock for which one (1) Combined Unit is entitled to be Exchanged at such time. On the date of this Agreement, the Exchange Rate shall be one (1), subject to adjustment pursuant to Section 9.10.

“Expenses” means all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (a) expenses incurred in connection with any appeal resulting from, incurred by an Indemnified Person in connection with, arising out of, in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (b) any federal, state, local or foreign taxes imposed on an Indemnified Person as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis), and (c) any interest, assessments or other charges in respect of the foregoing.

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIII.

“Family Group” means an individual’s current and former spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such individual or such individual’s current or former spouse and/or descendants that is and remains solely for the benefit of such individual and/or such individual’s current or former spouse and/or descendants and any retirement plan for such individual.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Manager and which is permitted or required by Code Section 706.

“Fiscal Year” means the calendar year ending on December 31, or such other annual accounting period as may be established by the Manager.

“Fund Vehicle” means (i) a private equity investment fund that makes investments in multiple portfolio companies and was not formed primarily to invest in the Company or any of its Subsidiaries, together with any alternative investment vehicles related to that private equity investment fund and (ii) any investment vehicle directly or indirectly wholly owned by any fund (or funds under common control) described in clause (i).

“Fund-to-Fund Transfer” means a Transfer of securities by the WCAS Unitholders to a successor Fund Vehicle or Co-Investment Vehicle.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Group Company” means the Company, the Public Offering Entity and their respective direct and indirect Subsidiaries.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indemnified Person” has the meaning set forth in Section 6.4(a).

“Investors” has the meaning set forth in the certificate of incorporation of the Public Offering Entity (as amended and in effect from time to time).

“IPO” means the initial underwritten public offering of shares of the Public Offering Entity’s Class A Common Stock.

“IPO Net Proceeds” has the meaning set forth in the recitals hereto.

“IPO Unit Acquisition” has the meaning set forth in the recitals hereto.

“Law” means all laws, statutes, ordinances, rules and regulations of any Governmental Entity.

“Liabilities” means all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, in respect of or relating to or occurring as a direct or indirect consequence of any Proceeding, including, without limitation, amounts paid in whole or partial settlement of any Proceeding, all Expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding, and any consequential damages resulting from any Proceeding or the settlement, judgment, or result thereof.

“Liquidation Assets” has the meaning set forth in Section 12.2(b).

“Losses” means items of Company loss and deduction determined according to Section 3.1(e).

“Manager” has the meaning set forth in Section 5.1(a).

“Mandatory Exchange Acknowledgement” has the meaning set forth in Section 9.9(b)(iii).

“Mandatory Exchange Date” has the meaning set forth in Section 9.9(b)(iii).

“Mandatory Exchange Notice” has the meaning set forth in Section 9.9(b)(iii).

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the New York Stock Exchange or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the Fair Market Value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

“Member” means each Person listed on the Unit Ownership Ledger and any Person admitted to the Company as a Substituted Member or Additional Member in accordance with the terms and conditions of this Agreement; but in each case only for so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Noneconomic Stock” means Class B Common Stock or Class C Common Stock or any other interest in the Public Offering Entity that may be issued by the Public Offering Entity in the future or for which Class B Common Stock or Class C Common Stock has been converted or exchanged.

“Offer” has the meaning set forth in Section 9.14.

“Optionee” means a Person to whom a stock option is granted under any stock option plan.

“Over-Allotment Contribution” has the meaning set forth in Section 3.1(a)(ii).

“Partnership Representative” means the “partnership representative” of the Company for purposes of the Partnership Tax Audit Rules.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any guidance issued thereunder, successor provisions and any similar provisions of state or local tax laws.

“pdf” has the meaning set forth in Section 14.15.

“Percentage Interest” means with respect to a Unitholder at a particular time, such Unitholder’s percentage interest in the Company determined by dividing the number of such Unitholder’s Class A Common Units by the total number of Class A Common Units of all Unitholders at such time. The Percentage Interest of each Unitholder shall be calculated to the 4th decimal place.

“Permitted Transferee” means any Transfer by any Unitholder (i) who is an individual, to or among his or her Family Group; provided that such Transfer shall be a Transfer of the rights to Distributions only and not a Transfer of any other rights associated with such Units, including voting and Transfer rights; or (ii) that is an entity, to or among its Affiliates or the Persons entitled to receive the assets of such Unitholder upon its dissolution in accordance with its organizational documents (it being understood that no such dissolution shall be required for such Transfer to be permitted).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Prior Agreement” has the meaning set forth in the Recitals.

“Proceeding” means any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which such Indemnified Person was, is or will be, or is threatened to be, involved as a party or witness or otherwise involved, affected or injured (i) by reason of the fact that such Indemnified Person is or was a Representative of a Group Company, (ii) by reason of any actual or alleged action taken by such Indemnified Person or of any action on such Indemnified Person’s part while acting as Representative of a Group Company or (iii) by reason of the fact that such Indemnified Person is or was serving at the request of the Company as a Representative of another Person, whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

“Profits” means items of Company income and gain determined according to Section 3.1(e).

“Public Offering Entity” has the meaning set forth in the Preamble hereto.

“Regulatory Allocations” has the meaning set forth in Section 4.2(e).

“Representative” means, with respect to any Person, any director, manager, officer and employee, controlling person, member, managing member, principal, fiduciary or other agent of such Person.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Share Settlement” has the meaning set forth in Section 9.9(a)(i).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.

“Takeover Law” means any moratorium, control share acquisition, business combination, fair price or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to any Exchange or the transactions contemplated thereby.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, intangibles, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Distribution” has the meaning set forth in Section 4.1(a).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among the Public Offering Entity, the Company and the recipients party thereto (the “TRA Recipients”), as it may be amended from time to time in accordance with its terms.

“Tax Returns” means any reports, filings, tax returns or other disclosures in any form or manner with respect to federal, state, local or foreign income.

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 8.2.

“Trading Day” means a day on which the New York Stock Exchange, or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading, is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of a Unit or other property, or any interest therein (including by operation of law and whether with or without consideration), or the acts thereof, but explicitly excluding conversions or, to the extent the Company is a party thereto, exchanges of one class of Equity Securities to or for another class of Equity Securities; provided, further, that (i) any Transfer of equity interests in any Fund Vehicle or Co-Investment Vehicle or any Person that holds a direct or indirect interest in such Fund Vehicle or Co-Investment Vehicle, in each case, that is not otherwise a Fund-to-Fund Transfer for value or a Transfer to a Continuation Fund by a Unitholder for value or (ii) any pledge or other encumbrance (and any related foreclosure or transfer to a lender or counterparty in lieu of foreclosure), including in connection with any fund financing, back-leverage or other financing arrangement (each a “Permitted Loan”), in each case of the foregoing clauses (i) and (ii), shall not be considered a “Transfer” except for the purposes of Sections 9.4(c) and (f) (and, for the avoidance of doubt, the action described in clause (i), and any pledge or other encumbrance described in clause (ii) above, shall not be considered to reduce the holdings of a Unitholder or its Permitted Transferee for any purpose under this Agreement). The terms “Transferee,” “Transferred” and other forms of the word “Transfer” shall have correlative meanings.

“Treasury Regulations” means the income tax regulations promulgated under the Code and effective as of the date hereof. Such term shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations.

“Unit” means a unit in the Company representing a fractional part of the interests in any Profits, Losses, and Distributions and shall include Class A Common Units; provided, that any class, group or series of Units issued shall have the relative rights, powers and duties set forth in this Agreement.

“Unit Ownership Ledger” has the meaning set forth in Section 3.1(a).

“Unitholder” means any owner of one or more Units, but in each case only to the extent such Person is shown on the Company’s books and records as the owner of such Units as of the applicable date; provided that a Unitholder that has one or more Units re-registered in the name of a lender, counterparty, custodian or similar party to a Permitted Loan, solely as nominee or securities intermediary, shall not cease to be a Unitholder for so long as the Unitholder or its Affiliates continues to beneficially own such Units. For purposes of the Delaware Act, the Unitholders shall constitute the “members” (as defined in the Delaware Act) of the Company.

“Value” means (a) for any stock option, the Market Price for the Trading Day immediately preceding the date of exercise of a stock option and (b) for any award other than a stock option, the Market Price for the Trading Day immediately preceding the Vesting Date.

“Vesting Date” has the meaning set forth in Section 3.7(c)(ii).

“Voting Securities” shall mean any securities of the Public Offering Entity which are entitled to vote generally in matters submitted for a vote of the Public Offering Entity’s stockholders or generally in the election of the Corporate Board.

“WCAS Investor” means each of and collectively WCAS XIII Carbon Analytics Acquisition, L.P., WCAS XII Carbon Analytics Acquisition, L.P. and WCAS GP CW LLC.

“WCAS Unitholders” means each of and collectively the WCAS Investors and any of their respective Permitted Transferees that holds any Units.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1 Formation of the Company. The Company has been organized as a Delaware limited liability company by the filing of the Certificate with the Secretary of State of the State of Delaware under and pursuant to the Delaware Act and shall be continued in accordance with this Agreement. The rights and liabilities of the Unitholders shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights or obligations of any Unitholders are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent not prohibited by the Delaware Act, shall control over the Delaware Act. This Agreement shall constitute the “limited liability company agreement” for purposes of the Delaware Act.

2.2 Limited Liability Company Agreement. The Unitholders hereby agree that during the term of the Company set forth in Section 2.6, the rights, powers and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement, the Delaware Act; provided, that notwithstanding the foregoing, Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and Section 18-305 of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply or be incorporated into this Agreement (but with it being understood that this proviso shall not affect the obligations of the Company under Article VII). To the extent that the rights or obligations of any Unitholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

2.3 Name. The name of the Company shall be “CWAN Holdings, LLC”. The Manager may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

2.4 Purpose. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized pursuant to the Delaware Act.

2.5 Principal Office; Registered Office. The principal office of the Company shall be at such place as the Manager may from time to time designate. The Company may maintain offices at such other place or places as the Manager deems advisable. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Manager may designate from time to time in the manner provided by applicable law.

2.6 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XII.

2.7 No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise so long as the Company has more than one Member for tax purposes. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Unitholder and the Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

CAPITAL CONTRIBUTIONS

3.1 Unitholders.

(a) Capital Contributions; Unit Ownership Ledger. The Manager shall create and maintain a ledger (the “Unit Ownership Ledger”) setting forth the name and address of each Unitholder, the number of each class of Units held of record by each such Unitholder, and the amount of the Capital Contribution made with respect to each class of Units and the date of such Capital Contribution. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Manager shall amend and update the Unit Ownership Ledger. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are outstanding. Each Unitholder named in the Unit Ownership Ledger has made (or shall be deemed to have made) Capital Contributions to the Company as set forth in the Unit Ownership Ledger in exchange for the Units specified in the Unit Ownership Ledger. Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time. The Company may (but need not) issue certificates representing the Units (such Units then being “Certificated Units”). The Company may issue fractional Units. The ownership by a Member of Units shall entitle such Member to allocations of net Profits and net Losses and Distributions of cash and other property as set forth in Article IV.

(i) In order to effect the Recapitalization, the number of Units that were issued and outstanding and held by the Unitholders prior to the IPO are hereby converted, as of the consummation of the IPO, and after giving effect to such conversion and the other transactions related to the Recapitalization, into the number of Class A Common Units set forth opposite the name of the respective Member on the Unit Ownership Ledger, and such Class A Common Units are hereby issued and outstanding and the holders of such Class A Common Units are Members hereunder.

(ii) To the extent the underwriters in the IPO exercise the over-allotment option in whole or in part, upon the exercise of the over-allotment option, the Public Offering Entity will contribute a portion of the net proceeds thereof to the Company in exchange for newly issued Class A Common Units, and such issuance of additional Class A Common Units shall be reflected on the Unit Ownership Ledger (the “Over-Allotment Contribution”). The number of Class A Common Units issued in the Over-Allotment Contribution, in the aggregate, shall be equal to the number of shares of Class A Common Stock issued by the Public Offering Entity in such exercise of the over-allotment option. Immediately following the consummation of the IPO, the Public Offering Entity shall use the IPO Net Proceeds to effect the IPO Unit Acquisition.

(b) Authorization and Issuance of Additional Units. Except as otherwise determined by the Manager in connection with a contribution of cash or other assets by the Public Offering Entity to the Company, the Company and the Public Offering Entity shall undertake all actions, including, without limitation, an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Units, on the one hand, and the Class A Common Stock and Class D Common Stock, as applicable, on the other, to maintain at all times (i) a one-to-one ratio between the number of Class A Common Units owned by the Public Offering Entity, directly or indirectly, and the number of outstanding shares of Class A Common Stock and Class D Common Stock, collectively, and (ii) a one-to-one ratio between the number of Class A Common Units owned by Members (other than the Public Offering Entity and its subsidiaries), directly or indirectly, and the number of outstanding shares of Class B Common Stock and Class C Common Stock, collectively, owned by such Members, directly or indirectly, in each case, disregarding, for purposes of maintaining the one-to-one ratio, (A) shares of common stock of the Public Offering Entity issuable pursuant to awards of any type granted pursuant to an incentive plan or agreement that are not vested pursuant to the terms thereof, (B) treasury stock or (C) preferred stock or other debt or equity securities (including, without limitation, warrants, options or rights) issued by the Public Offering Entity that are convertible into or exercisable or exchangeable for Class A Common Stock or Class D Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Public Offering Entity to the equity capital of the Company). Except as otherwise determined by the Manager in connection with a contribution of cash or other assets by the Public Offering Entity to the Company, in the event the Public Offering Entity issues, transfers or delivers from treasury stock or repurchases Class A Common Stock or Class D Common Stock in a transaction not contemplated in this Agreement, the Manager and the Public Offering Entity shall take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding Class A Common Units owned, directly or indirectly, by the Public Offering Entity will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock and Class D Common Stock. Except as otherwise determined by the Manager in connection with a contribution of cash or other assets by the Public Offering Entity to the Company, in the event the Public Offering Entity issues, transfers or delivers from treasury stock or repurchases or redeems the Public Offering Entity’s preferred stock in a transaction not contemplated in this Agreement, the Manager and the Public Offering Entity shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Public Offering Entity, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Company which (in the good faith determination by the Manager) are in the aggregate substantially economically equivalent to the outstanding preferred stock of the Public Offering Entity so issued, transferred, delivered, repurchased or redeemed. Except as otherwise determined by the Manager in its reasonable discretion, the Company and the Public Offering Entity shall not undertake any subdivision (by any Class A Common Unit split, stock split, distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Class A Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Class A Common Units, Class A Common Stock or Class D Common Stock, as applicable, that is not accompanied by an identical subdivision or combination of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock or Class A Common Units, as

applicable, to maintain at all times (x) a one-to-one ratio between the number of Class A Common Units owned, directly or indirectly, by the Public Offering Entity and the number of outstanding shares of Class A Common Stock and Class D Common Stock or (y) a one-to-one ratio between the number of Class A Common Units owned by Members (other than the Public Offering Entity and its Subsidiaries) and the number of outstanding shares of Class B Common Stock and Class C Common Stock, in each case, unless such action is necessary to maintain at all times a one-to-one ratio between either the number of Class A Common Units owned, directly or indirectly, by the Public Offering Entity and the number of outstanding shares of Class A Common Stock and Class D Common Stock or the number of Class A Common Units owned by Members (other than the Public Offering Entity and its subsidiaries) and the number of outstanding shares of Class B Common Stock and Class C Common Stock as contemplated by the first sentence of this Section 3.1(b). Except as otherwise determined by the Manager in connection with the use of cash or other assets held by the Public Offering Entity, if at any time, any shares of Class A Common Stock or Class D Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Public Offering Entity for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock or Class D Common Stock, to redeem a corresponding number of Class A Common Units held (directly or indirectly) by the Public Offering Entity, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock or Class D Common Stock being repurchased or redeemed by the Public Offering Entity (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock or Class D Common Stock being repurchased or redeemed by the Public Offering Entity. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law.

(c) Certain Representations and Warranties by Unitholders. By executing this Agreement (or, after the date hereof, any counterpart or joinder to this Agreement) and in connection with the issuance of Equity Securities to such Unitholder, each Unitholder represents and warrants to the Company as follows:

(i) Such Unitholder has, in the case of an entity, all of the necessary corporate or other entity power and authority, or, in the case of an individual, the legal capacity, to execute and deliver this Agreement and each of the other agreements contemplated hereby to be executed by such Unitholder, and to perform its obligations hereunder and thereunder.

(ii) The Equity Securities being acquired by such Unitholder pursuant to this Agreement or otherwise will be acquired for such Unitholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and such Equity Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(iii) Such Unitholder is an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder and/or such Unitholder has such knowledge and experience in financial, tax and business matters as to enable such Member to evaluate the merits and risks of such Unitholder’s investment in the Company and to make an informed investment decision with respect thereto.

(iv) Such Unitholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of such Equity Securities and has had full access to such other information concerning any Group Company as he, she or it has requested.

(v) Such Unitholder is able to bear the economic risk of his, her or its investment in the Equity Securities for an indefinite period of time because the Equity Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on Transfer set forth herein and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and in compliance with such restrictions on Transfer.

(vi) Such Unitholder has received and carefully read a copy of this Agreement. This Agreement and each of the other agreements contemplated hereby to be executed by such Unitholder (including any Equity Agreement) constitute the legal, valid and binding obligation of such Unitholder, enforceable in accordance with their terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles), and the execution, delivery and performance of this Agreement and such other agreements do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Unitholder is a party or any judgment, order or decree to which such Unitholder is subject or create any conflict of interest with any Group Company, or any of their respective Affiliates, or any of their present or former customers or other business relations.

(vii) Such Unitholder has been given the opportunity to consult with independent legal counsel regarding his, her or its rights and obligations under this Agreement and has consulted with such independent legal counsel regarding the foregoing (or, after carefully reviewing this Agreement, has freely decided not to consult with independent legal counsel), fully understands the terms and conditions contained herein and therein and intends for such terms to be binding upon and enforceable against him, her or it.

(d) Maintenance of Capital Accounts. The Company shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may, in the Manager’s discretion, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property and shall, if required, adjust them as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(s).

Without limiting the foregoing, each Unitholder’s Capital Account shall be adjusted:

(i) by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

(ii) by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the Company of Units;

(iii) by adding Profits allocated in favor of such Unitholder and subtracting any Losses of deduction and allocated in favor of such Unitholder; and

(iv) by deducting any Distributions paid in cash or other assets to such Unitholder by the Company.

(e) Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of Company income, gain, loss or deduction in calculating the net Profit and net Loss to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e), (f) or (s), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vi) Items of income, gain, loss and deduction allocated pursuant to Section 4.3 shall be excluded.

3.2 Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance that may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company).

3.3 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

3.4 Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. If (with the consent of the Manager) any Unitholder loans funds to the Company, then the making of such loan shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loan shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loan is made.

3.5 Distributions In-Kind. To the extent that the Company distributes property in-kind to the Unitholders, the Company shall be treated as making a Distribution equal to the Fair Market Value of such property for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Unitholders’ Capital Accounts in accordance with Sections 4.2 through 4.4. Any Distribution of property-in kind shall be made to each Member in proportion to the number of Units held by each Unitholder, as determined by the Manager in good faith.

3.6 Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such Substituted Member succeeds, at the time such Substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the Transfer to it of all or part of the Units of another Member shall be appropriately adjusted to reflect such transfer or repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Units of such former Member transferred to such Member.

3.7 Corporate Equity Plans.

(a) Options Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option granted over shares of Class A Common Stock to a Person other than a Company Employee is duly exercised the following events will be deemed to have occurred:

(i) The Public Offering Entity shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to the Public Offering Entity by such exercising Person in connection with the exercise of such stock option.

(ii) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.7(a)(i), the Public Offering Entity shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Class A Common Units, an amount equal to the Value of a share of Class A Common Stock as of the date of such exercise multiplied by the number of shares of Class A Common Stock then being issued by the Public Offering Entity in connection with the exercise of such stock option.

(iii) The Public Offering Entity shall receive in exchange for such Capital Contributions (as deemed made under Section 3.7(a)(ii)), a number of Class A Common Units equal to the number of shares of Class A Common Stock for which such option was exercised.

(b) Options Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option granted over shares of Class A Common Stock to an employee of, or other service provided to, the Company (or any of its Subsidiaries, each a “Company Employee”) is duly exercised the following transactions will be deemed to occur:

(i) The Optionee shall acquire from the Public Offering Entity, pursuant to the terms and conditions of the Equity Plan and award agreement governing such stock option (including, for the avoidance of doubt, with respect to the consideration payable by such Optionee for such stock), the number of shares of Class A Common Stock subject to such stock option less any shares of Class A Common Stock, if any, withheld to cover the exercise price or any taxes associated with the exercise of such stock option at the time of such exercise.

(ii) The Public Offering Entity shall sell to the Optionee, and the Optionee shall purchase from the Public Offering Entity, for a cash price per share equal to the Value of a share of Class A Common Stock at the time of the exercise, the number of shares of Class A Common Stock equal to the quotient of (x) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (y) the Value of a share of Class A Common Stock at the time of such exercise.

(iii) The Public Offering Entity shall sell to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Public Offering Entity shall sell to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall purchase from the Public Offering Entity, a number of shares of Class A Common Stock equal to the difference between (x) the number of shares of Class A Common Stock as to which such stock option is being exercised minus (y) the number of shares of Class A Common Stock withheld from or otherwise sold by the Optionee in connection with the exercise of such option as described in to Section 3.7(b)(i) hereof. The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option.

(iv) The Company shall transfer to the Optionee (or if the Optionee is an employee of, or other service provider to a Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such Company Employee and as additional compensation (and not a distribution) to such Company Employee, the number of shares of Class A Common Stock described in Section 3.7(b)(ii). For the avoidance of doubt, the Employee shall not be entitled to receive shares of Common Stock under both this Section and Section 3.7(b)(i).

(v) The Public Offering Entity shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Public Offering Entity in connection with the exercise of such stock option. The Public Offering Entity shall receive for such Capital Contribution a number of Class A Common Units equal to the number of shares of Class A Common Stock for which such option was exercised.

(c) Equity Awards Other than Options Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan, any shares of Class A Common Stock are issued to a Person other than a Company Employee (including any shares of Class A Common Stock that are subject to forfeiture in the event such Person terminates his or her services with the Company or any Affiliate) in consideration for services performed for the Company or any Affiliate (any such award an “Incentive Equity Award”) the following transactions are deemed to occur:

(i) The Public Offering Entity shall issue such number of shares of Class A Common Stock as are to be issued to such Person in accordance with the Equity Plan in respect of such Incentive Equity Award;

(ii) On the date or dates that any portion of such Incentive Equity Award becomes vested, the following events will occur: (1) the Public Offering Entity shall sell a number of shares of Class A Common Stock to the Company equal to the number of shares in respect of such Incentive Equity Award which so vested for a purchase price equal to the Value of such shares of Class A Common Stock, and (2) the Public Offering Entity shall contribute the purchase price for such shares of Class A Common Stock to the Company as a Capital Contribution; and

(iii) The Company shall issue to the Public Offering Entity on such vesting date a number of Class A Common Units equal to the number of shares of Class A Common Stock issued under Section 3.7(c)(i) in consideration for a Capital Contribution that the Public Offering Entity is deemed to make to the Company pursuant to clause (2) of 1.1.1(d)(i) above.

(d) Equity Awards Other than Options Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan, an Incentive Equity Award is issued to a Company Employee (including any shares of Class A Common Stock that are subject to forfeiture in the event such Company Employee terminates his or her employment with the Company or any Subsidiary) in consideration for services performed for the Company or any Subsidiary the following events will be deemed to have occurred:

(i) The Public Offering Entity shall issue such number of shares of Class A Common Stock as are to be issued to such Company Employee in accordance with the Equity Plan in respect of such Incentive Equity Award;

(ii) On the date or dates (such date(s), the “Taxable Date(s)”) that the Value of any portion of such Incentive Equity Award is includible in taxable income of such Company Employee, the following events will occur: (1) the Public Offering Entity shall sell such a number of shares of Class A Common Stock to the Company (or if such Company Employee is an employee of, or other service provider to a Subsidiary, to such Subsidiary) equal to the number of shares in respect of such Incentive Equity Award that so vested for a purchase price equal to the Value of such shares of Class A Common Stock, (2) the Public Offering Entity shall contribute the purchase price for such shares of Class A Common Stock to the Company as a Capital Contribution, and (3) in the case where such Company Employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary; and

(iii) The Company shall issue to the Public Offering Entity on the Taxable Date a number of Class A Common Units equal to the number of shares of Class A Common Stock issued under 1.1.1(d) in consideration for a Capital Contribution that the Public Offering Entity is deemed to make to the Company pursuant to clause (2) of 1.1.1(d)(i) above.

(e) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Public Offering Entity from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Public Offering Entity, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Public Offering Entity, amendments to this Section 3.7 may become necessary or advisable and that any approval or consent to any such amendments requested by the Public Offering Entity shall be deemed granted by the Manager and the Unitholders, as applicable, without the requirement of any further consent or acknowledgement of any other Unitholder.

(f) Anti-dilution Adjustments. For all purposes of this Section 3.7, the number of shares of Class A Common Stock and the corresponding number of Class A Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Equity Plan and applicable Equity Agreement or grant documentation.

ARTICLE IV

DISTRIBUTIONS, ALLOCATIONS AND REDEMPTIONS

4.1 Distributions.

(a) Tax Distributions.

(i) So long as the Company is treated as a partnership for U.S. federal income tax purposes, to the extent that funds of the Company are or may be available for distribution by the Company without violation of applicable law or any applicable agreement to which the Company is a party, and subject to the retention and establishment of reserves, or payment to third parties, of such funds as the Manager deems necessary or desirable in its sole discretion with respect to the reasonable needs and obligations of the Company or any of its Subsidiaries, with respect to each Taxable Year, the Company shall make Distributions to each Unitholder in an amount of cash (each, a “Tax Distribution”) in accordance with, and to the extent of, such Member’s Assumed Tax Liability. Tax Distributions pursuant to this Section 4.1(a)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Unitholders on a quarterly basis on or prior to April 15th, June 15th, September 15th and January 15th (of the succeeding year) (or such other dates for which individuals or corporations (whichever is earlier) are required to make quarterly estimated tax payments for U.S. federal income tax purposes) (each, a “Quarterly Tax Distribution”), provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Taxable Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Taxable Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Unitholder received for such Fiscal Year based on such final accounting shall promptly be distributed to such Unitholder.

(ii) To the extent a Unitholder otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.1(a) (other than any distributions made pursuant to Section 4.1(a)(v)) on any given date, the Tax Distributions to such Unitholder shall be increased to ensure that all Tax Distributions made pursuant to this Section 4.1(a) are made pro rata in accordance with the Unitholders’ respective Percentage Interests. If, on the date of a Tax Distribution, there are insufficient funds on hand to distribute to the Unitholders the full amount of the Tax Distributions to which such Unitholders are otherwise entitled, Distributions pursuant to this Section 4.1(a) shall be made to the Unitholders to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions (pro rata in accordance with the Unitholders’ respective Percentage Interests) as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Unitholders are otherwise entitled.

(iii) In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Unitholder’s Assumed Tax Liability for any Taxable Year beginning after December 31, 2020 (other than an audit conducted pursuant to the Revised Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return, each Unitholder’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Unitholders and former Unitholders received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Unitholders and the successors of such former Unitholders, except, for the avoidance of doubt, to the extent Distributions were made to such Unitholders and former Unitholders pursuant to this Section 4.1(a) in the relevant Taxable Years sufficient to cover such shortfall.

(iv) Notwithstanding the foregoing, Tax Distributions pursuant to this Section 4.1(a) (other than, for the avoidance of doubt, any distributions made pursuant to Section 4.1(a)(v)), if any, shall be made to a Unitholder only to the extent all previous Tax Distributions to such Unitholder pursuant to Section 4.1(a) with respect to the Fiscal Year are less than the Tax Distributions such Unitholder otherwise would have been entitled to receive with respect to such Taxable Year pursuant to this Section 4.1(a).

(v) Notwithstanding the foregoing and anything to the contrary in this Agreement, following the Effective Date, no Member shall have any further right to any Tax Distributions (as defined in the Prior Agreement) pursuant to Section 4.1(a) of the Prior Agreement.

(b) Other Distributions. Subject to Section 4.1(a), the Manager may (but shall not be obligated to) cause the Company to make Distributions at any time or from time to time out of funds or property legally available therefor, and on such terms as the Manager in its sole discretion shall determine (including the payment date of such Distributions) and using the record date as the Manager may designate. Each Distribution shall be made to the holders of Class A Common Units pro rata in accordance with each Unitholder’s Percentage Interest.

(c) Exception. Notwithstanding anything to the contrary in this Section 4.1, neither the Company nor the Manager shall be obligated to make any Distribution if Section 18-607 of the Delaware Act (or, if such Delaware Act is amended, any successor provision) prevents the Company from making such Distribution.

4.2 Allocations. Except as otherwise provided in Section 4.3 (and, to the extent applicable, Section 4.5), each Taxable Year, after adjusting each Unitholder’s Capital Account for all contributions and distributions with respect to such Taxable Year, net Profits or net Losses shall be allocated among the Unitholders in a manner such that, after such allocations have been made, each Unitholder’s Capital Account balance (which may be a positive, negative, or zero balance) will equal (a) the amount that would be distributed to each such Unitholder, determined as if the Company were to (i) dissolve and have its affairs wound up (ii) sell all of its assets for their Book Values, (iii) satisfy all of its liabilities in accordance with their terms with the proceeds from such sale (limited, with respect to nonrecourse liabilities, to the Book Values of the assets securing such liabilities), and (iv) distribute the remaining proceeds pursuant to Section 4.1(b) to the Unitholder’s immediately after making such allocation, minus (b) the sum of (x) such Unitholder’s share of the Company Minimum Gain and partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)), computed immediately prior to the hypothetical sale of assets. Special Allocations. The following special allocations shall be applied prior to any allocations under Section 4.2.

(a) Unitholder Nonrecourse Debt Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), then Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4). This Section 4.3(a) is intended to be a “partner nonrecourse debt minimum gain chargeback” provision that complies with the requirements of Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted in a manner consistent therewith.

(b) Minimum Gain Chargeback. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, then each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) Qualified Income Offset. If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has a negative Adjusted Capital Account Balance as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such negative Adjusted Capital Account Balance. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) Nonrecourse Deductions. Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated among the Unitholders in proportion to the number of Units held by each Unitholder.

(e) Regulatory Allocations. The allocations set forth in Sections 4.3(a) through 4.3(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Taxable Year or portion thereof there is a decrease in partnership Minimum Gain, or in partner nonrecourse debt Minimum Gain, and application of the Minimum Gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, then the Unitholders may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such Minimum Gain chargeback requirements. If such request is granted, then this Agreement shall be applied in such instance as if it did not contain such Minimum Gain chargeback requirement.

(f) Company Loss Allocations. Company Losses shall not be allocated to a Unitholder if such allocation of Losses would cause the Unitholder to have a negative Adjusted Capital Account Balance. Company Losses that cannot be allocated to a Unitholder shall be allocated to the other Unitholders; provided, however, that if no Unitholder may be allocated Company Losses due to the limitations of this Section 4.3(f), then Company Losses shall be allocated to all Unitholders in accordance with their Percentage Interests.

4.3 Tax Allocations.

(a) Allocations Generally. The income, gains, losses, deductions and credits of the Company will be allocated for U.S. federal, state and local income tax purposes among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable law, then the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. The Company shall, to the extent necessary, effect the “corrective allocations” described in Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), and this Agreement shall be interpreted and applied in a manner consistent therewith.

(b) Code Section 704(c) Allocations. Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to Company for U.S. federal income tax purposes and its Book Value using any permissible method under Section 704(c), subject to the last sentence in this Section 4.3(b). In addition, if the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Sections 1.704-1(b)(2)(iv)(e), (f) or (s), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using any permissible method under Code Section 704(c), subject to the following sentence. The Manager shall determine all allocations pursuant to this Section 4.3(b) using the traditional method under Treasury Regulation Section 1.704-3(b);

provided that the Manager may elect to make curative allocations of the resulting tax gain or loss from the sale or disposition of any property in a manner that is intended to offset the effect of the cumulative amount of any “ceiling rule limitations” with respect to allocations of depreciation or amortization deductions in respect of such property in the current and all prior Taxable Years, as outlined in Treasury Regulations Section 1.704-3(c)(3).

(c) Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of Tax credits, Tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Manager taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(d) Allocation of Certain Tax Items. Profits and Losses described in Section 3.1(e)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Sections 1.704-1(b)(2)(iv)(j), (k) and (m).

(e) Effect of Allocations. Allocations pursuant to Section 4.3(b) are solely for purposes of federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits and Losses, Distributions or other Company items pursuant to any provision of this Agreement.

4.4 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. Except as otherwise provided in Section 6.1, if the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Unitholder or a Unitholder’s status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.4. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 4.4 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.4, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.4, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percent (3%) per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Period.

ARTICLE V

MANAGEMENT

5.1 Authority of Manager; Officer Delegation; Sole Authority. Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Public Offering Entity as the sole managing member of the Company (the Public Offering Entity, in such capacity, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) no other Member shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 5.4.

(b) Certain Actions. Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company may be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement (including in Section 5.7 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager.

(c) Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required. The Manager shall have the power and authority to cash out fractional Units on such terms and at such times as it determines.

5.2 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 5.7.

5.3 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager.

5.4 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Public Offering Entity (or, if the Public Offering Entity has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Public Offering Entity immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Public Offering Entity) have no right under this Agreement to fill any vacancy in the position of Manager.

5.5 Transactions Between the Company and the Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager. The Members hereby approve each of the contracts or agreements between or among the Manager, the Company and their respective Affiliates entered into on or prior to the date of this Agreement in accordance with the Prior Agreement or that the Manager of the Company or the Corporate Board has approved in connection with the Recapitalization or the IPO as of the date of this Agreement.

5.6 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that, upon consummation of the IPO, the Manager’s Class A Common Stock will be publicly traded and, therefore, the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including without limitation all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including without limitation public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, accounting fees, SEC and FINRA filing fees and offering expenses, and other related fees) and maintaining its corporate existence. In the event that shares of Class A Common Stock are sold to underwriters in the IPO (or in any subsequent public offering) at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in the IPO (or in such subsequent public offering, as applicable) after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the Manager shall be deemed to have contributed to the Company in exchange for newly issued Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 5.6 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Notwithstanding the foregoing, the Company shall not bear any income tax obligations of the Manager or any payments made pursuant to the Tax Receivable Agreement.

5.7 Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including, without limitation, chief executive officer, president, chief financial officer, chief operating officer, general counsel, senior vice president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons which may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

5.8 Limitation of Liability of Manager.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, employees or other agents shall be liable to the Company, to any Member that is not the Manager or to any other Person bound by this Agreement for any act or omission performed or omitted by the Manager in its capacity as the sole managing member of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s willful misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the Manager or its Affiliates contained herein. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b) To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise.

(c) To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, other Members or any other Person.

(d) To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, notwithstanding any provision of this Agreement or duty otherwise, existing at Law or in equity, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith or in accordance with such other express standard, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or impose liability upon the Manager or any of the Manager’s Affiliates and shall be deemed approved by all Members.

5.9 Investment Company Act. The Manager shall use commercially reasonable efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940, as amended.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF UNITHOLDERS AND MEMBERS

6.1 Limitation of Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Unitholder, Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Unitholder or acting as a Member or Manager of the Company. A Unitholder’s liability (in its capacity as such) for debts, liabilities and losses of the Company shall be limited to such Unitholder’s share of the Company’s assets; provided, that a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything herein to the contrary, except as required by applicable law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders, Members or Managers for liabilities of the Company.

6.2 Lack of Authority. No Unitholder or Member, in its capacity as such, has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to and not revoked from such Member by the Manager, and the Unitholders and Members hereby consent to the exercise by the Manager of the powers conferred on it by law and this Agreement.

6.3 No Right of Partition. No Unitholder or Member shall have the right to seek or obtain partition by court decree or operation of law of any the Company property, or the right to own or use particular or individual assets of the Company.

6.4 Indemnification.

(a) Indemnity in Third-Party Proceedings. Subject to Section 4.4, the Company hereby agrees to indemnify and hold harmless any Person (each, an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all Expenses and Liabilities reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) in connection with or as a consequence of any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor, which shall be governed by the provisions set forth in Section 6.4(b)), or any claim, issue or matter therein, by reason of the fact that such Person is or was a Unitholder, Manager or Member or is or was serving as a Representative of any Group Company or is or was serving at the request of any Group Company as a Representative of another corporation, partnership, joint venture, limited liability company, trust or other enterprise so long as such Indemnified Person acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful. For the avoidance of doubt, a finding, admission or stipulation that an Indemnified Person has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnified Person has failed to meet the standard or conduct required for indemnification in this Section 6.4.

(b) Indemnity in Proceedings by or in the Right of the Company. Subject to Section 4.4, the Company shall indemnify and hold harmless each Indemnified Person, to the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), from and against all Liabilities and Expenses suffered or incurred by such Indemnified Person or on such Indemnified Person’s behalf in connection with or as a consequence of any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein, if such Indemnified Person acted in good faith and in a manner he/she reasonably believed to be in, or not opposed, to the best interests of the Company. No indemnification for Liabilities and Expenses shall be made under this Section 6.4(b) in respect of any claim, issue or matter as to which such Indemnified Person shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Indemnified Person is fairly and reasonably entitled to indemnification. For the avoidance of doubt, a finding, admission or stipulation that an Indemnified Person has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnified Person has failed to meet the standard or conduct required for indemnification in this Section 6.4(b).

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Without limiting the rights of any Indemnified Person under any other provision hereof, to the extent that (i) such Indemnified Person is a party to (or a participant in) any Proceeding, (ii) the Company is not permitted by applicable law to indemnify such Indemnified Person with respect to any claim brought in such Proceeding if such claim is asserted successfully against such Indemnified Person, and (iii) such Indemnified Person is not wholly successful in such Proceeding, but is successful, on the merits or otherwise (including, without limitation, settlement thereof), as to one or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify such Indemnified Person, to the fullest extent permitted by applicable law, against all Liabilities and Expenses actually and reasonably incurred by such Indemnified Person or on such Indemnified Person’s behalf, in connection with or as a consequence of each successfully resolved claim, issue or matter. For purposes of this Section 6.4(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by settlement, entry of a plea of nolo contendere or by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Indemnification for Expenses of a Witness. To the extent that an Indemnified Person is, by reason of such Indemnified Person’s status as a Representative of the Company or any of its Affiliates, a witness in any Proceeding to which such Indemnified Person is not a party, such Indemnified Person shall be indemnified to the fullest extent permitted by applicable law against all Liabilities and Expenses suffered or incurred by him/her or on his/her behalf in connection therewith

(e) Additional Indemnification. Notwithstanding any limitation in Sections 6.4(a), 6.4(b) or 6.4(c), the Company shall indemnify each Indemnified Person to the fullest extent permitted by applicable law if such Indemnified Person is a party to, or threatened to be made a party to, any Proceeding (including, without limitation, a Proceeding by or in the right of the Company to procure a judgment in its favor), against all Liabilities and Expenses suffered or incurred by such Indemnified Person in connection with such Proceeding: (i) to the fullest extent permitted by the provision of the Delaware Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to, or replacement of, the Delaware Act (but, in the case of any such amendment or replacement, only to the extent that such amendment or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), and (ii) to the fullest extent authorized or permitted by any amendments to, or replacements of, the Delaware Act adopted after the date of this Agreement that increase the extent to which a limited liability may indemnify its officers, directors and managers.

(f) Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding (or any part of any Proceeding):

(i) for which payment has actually been made to or on behalf of such Indemnified Person under any statute, insurance policy procured by the Company, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of federal, state or local statutory law or common law, if such Indemnified Person is held liable therefor (including pursuant to any settlement arrangements to which such Indemnified Person has consented);

(iii) initiated by such Indemnified Person, including any Proceeding (or any part of any Proceeding) initiated by such Indemnified Person against the Company or its directors, officers, employees, agents or other indemnitees (not by way of defense), unless (A) the Manager authorized the Proceeding (or the relevant part of the Proceeding), (B) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (C) with respect to proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement or under any other agreement or applicable law, or (D) otherwise required by applicable law; or

(iv) if a court of competent jurisdiction determines that such indemnification is prohibited by applicable law in a final judgment from which there is no further right of appeal.

(g) Advancement of Expenses. The Company shall advance, to the fullest extent permitted by law, Expenses incurred by an Indemnified Person in connection with any Proceeding, and such advancement shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time (which shall include invoices received by such Indemnified Person in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause such Indemnified Person to waive any privilege accorded by applicable law shall not be included with the invoice), whether prior to, or after, final disposition of any Proceeding (including any appeal). Advances shall be unsecured and interest free. Advances shall be made without regard to such Indemnified Person’s ability to repay Expenses and without regard to such Indemnified Person’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including, without limitation, Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Each Indemnified Person shall undertake to repay the advance to the extent that it is ultimately determined that such Indemnified Person is not entitled to be indemnified by the Company. To obtain indemnification, an Indemnified Person shall submit to the Company a written request, including therein documentation and information as is reasonably available to such Indemnified Person and is reasonably necessary to determine whether and to what extent such Indemnified Person is entitled to indemnification, and shall request payment thereof. The Company shall (i) pay Expenses on behalf of such Indemnified Person, (ii) advance to such Indemnified Person funds in an amount sufficient to pay such Expense, or (iii) reimburse such Indemnified Person for such Expenses.

(h) Nonexclusivity of Rights. The right to indemnification conferred in this Section 6.4 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, law, vote of the Manager or otherwise. In addition, the Company hereby acknowledges that certain directors and officers affiliated with the Public Offering Entity may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Public Offering Entity or certain of its Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnified Person are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnified Person are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Indemnified Person in accordance with this Section 6.4 without regard to any rights the Indemnified Person may have against the Investor Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of the Indemnified Person with respect to any claim for which the Indemnified Person has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnified Person against the Company.

(i) Insurance. The Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in this Section 6.4 whether or not the Company would have the power to indemnify such Indemnified Person against such Expense or Liability under the provisions of this Section 6.4.

(j) Limitation. Notwithstanding anything herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company (except as expressly provided herein).

(k) Savings Clause. If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.5 Unitholders Right to Act. Except as expressly provided in this Agreement or by non-waivable provisions of the Delaware Act, the Unitholders shall not have any voting or consent rights under this Agreement or the Delaware Act with respect to the Units held by such Person, including with respect to any matters to be decided by the Company or any other governance matters described in this Agreement, and each Unitholder, by its acceptance of Units, expressly waives any consent or voting rights (except to the extent expressly provided in this Agreement) or other rights to participate in the governance of the Company, whether such rights may be provided under the Delaware Act or otherwise. Except as expressly provided in this Agreement or non-waivable provisions of the Delaware Act, on all matters (if any) submitted to the Unitholders for a vote, the Public Offering Entity shall be entitled to one (1) vote per Class A Common Unit held by such holder, and all other holders of Class A Common Units shall be entitled to vote only to the extent described in this Agreement, including as described in Section 14.2. The actions by the Unitholders permitted hereunder may be taken at a meeting called by the Manager or by Unitholders holding a majority of the Units entitled to vote or consent on the matter on at least twenty-four (24) hours’ prior written notice to the other Unitholders entitled to vote or consent thereon, which notice shall state the purpose or purposes for which such meeting is being called. Each Member entitled to vote shall be allowed to participate in any such meeting of the Unitholders by means of telephone. The actions taken by the Unitholders entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), the Unitholders entitled to vote or consent as to whom it was improperly held appears at such meeting without protest, or either before, at or after the meeting, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Unitholders entitled to vote or consent may be taken by vote of the Unitholders entitled to vote or consent at a meeting or by written consent (without a meeting and without a vote) so long as such consent is signed by the Unitholders having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Unitholders entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Unitholders entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Unitholders shall have the same force and effect as if taken by the Unitholders at a meeting thereof.

6.6 Investment Opportunities and Conflicts of Interest.

(a) Notwithstanding any other provision of this Agreement (subject to Section 5.8 with respect to the Manager), to the extent that, at Law or in equity, any Member (including without limitation, the Manager but subject to Section 5.8 with respect to the Manager) (or such Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Member or of any Affiliate of such Member (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties (other than any fiduciary duty owed by such Member or Related Person to the Public Offering Entity)) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Class A Common Unit or to any other Person bound by this Agreement, all such duties are hereby eliminated, to the fullest extent permitted by Law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that each Member (including the Manager) shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing. The elimination of such duties to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Class A Common Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement.

6.7 Interested Transactions. The Manager may cause any Group Company to enter into any contracts or transactions with the Investors, the other Unitholders and their respective Affiliates as the Manager may determine in its sole discretion and no manager shall be deemed to have breached any fiduciary duty, duty of loyalty or other duty to the Company, the Unitholders or any other Person with respect to any action or inaction in connection with or relating to any such transaction.

6.8 Confidentiality. Each Unitholder recognizes and acknowledges that it has and may in the future receive certain Confidential Information. Each Unitholder, on behalf of itself and, to the extent that such Unitholder would be responsible under principles of agency law for the acts of its directors, officers, shareholders, partners, employees, agents and members, agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, disclose Confidential Information to any Person for any reason or purpose whatsoever, except (a) to authorized directors, officers, representatives, agents and employees of any Group Company and as otherwise may be proper in the course of performing such Unitholder’s obligations, or enforcing such Unitholder’s rights, under this Agreement and the agreements expressly contemplated hereby; or (b) as is required to be disclosed by order of a Governmental Entity, or by subpoena, summons or legal process, or by law, rule or regulation; provided, that to the extent permitted by law, the Unitholder required to make such disclosure shall provide to the Manager prompt notice of such disclosure. For purposes of this Section 6.8, Confidential Information shall not include any information that was or has become generally available to the public other than as a result of disclosure by any Group Company to the public. Nothing in this Section 6.8 shall in any way limit or otherwise modify any confidentiality covenants entered into between any Unitholder and any Group Company. Notwithstanding anything to the contrary in this Section 6.8, the Public Offering Entity may disclose any Confidential Information pursuant to any disclosure obligation under any applicable law or stock exchange rule with no obligation to provide written notice to the Company or any other Member to whom such Confidential Information relates.

ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

7.1 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.2 or pursuant to applicable laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Unitholders pursuant to Article III and Article IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Unitholders absent manifest error.

7.2 Tax Reports. The Company shall use commercially reasonable efforts to deliver or cause to be delivered, within one hundred twenty (120) days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income tax returns. Except as otherwise provided in this Agreement, only holders of Class A Common Units who are not employed by, providing services to or otherwise partnered with any Person that is or is reasonably likely to become competitive with any Group Company shall be entitled to inspect, review, obtain or receive any information about the Group Companies under Section 18-305 of the Delaware Act, under this Agreement or otherwise, other than as set forth in this Section 7.2 and Section 8.2.

7.3 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Company to such other Person or Persons.

ARTICLE VIII

TAX MATTERS

8.1 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all Tax returns required to be filed by the Company.

8.2 Tax Elections. The Taxable Year shall be the Fiscal Year unless the Manager shall determine otherwise and, in any event, shall be as permitted or required by the Code. The Manager shall determine whether to make or revoke any available election pursuant to the Code, except as otherwise provided herein. Each Unitholder will upon request supply any information necessary to give proper effect to such election.

8.3 Tax Controversies.

(a) The Public Offering Entity shall be the Partnership Representative, and shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. The Partnership Representative shall appoint a “designated individual” in accordance with the requirements of Treasury Regulation Section 301.6223-1(b)(3)(i), as applicable. Each Unitholder agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings.

(b) Without limitation of any Unitholder’s entitlement to Tax Distributions under Section 4.3 hereof, but notwithstanding any other provision to the contrary in this Agreement, (i) with respect to any “imputed underpayment” pertaining to the Company within the meaning of Section 6225 of the Code, the Partnership Representative shall make a timely election under Section 6226(a) of the Code, and (ii) each Unitholder shall be liable for and, promptly upon demand by the Partnership Representative, pay to the Company such Unitholder’s share of any imputed underpayment of tax imposed on Unitholders in their capacities as such and any interest and penalties relating thereto imposed on the Company as a result of any partnership adjustment or other proceeding with substantially similar effect under the Partnership Tax Audit Rules; for the avoidance of doubt, the immediately preceding clause (ii) applies only to U.S. federal income taxes and related interest and penalties imposed under the Partnership Tax Audit Rules and state and local income taxes and related interest and penalties imposed under state and local tax laws or regulations that conform to or operate in substantially the same manner as the Partnership Tax Audit Rules with respect to any imputed underpayment and related interest and penalties.

(b) Promptly following the written request of the Partnership Representative, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Partnership Representative in connection with any administrative or judicial proceeding (i) with respect to the Tax liability of the Company and/or (ii) with respect to the Tax liability of the Unitholders in connection with the operations of the Company. The provisions of this Section 8.3 shall survive the termination of the Company or the termination of any Unitholder’s interest in the Company and shall remain binding on the Unitholders for as long a period of time as is necessary to resolve with the Internal Revenue Service (or similar state or local governmental authority) any and all matters regarding the taxation of the Company or the Unitholders.

ARTICLE IX

TRANSFER OF UNITS

9.1 Required Consent. No Unitholder shall Transfer (or offer or agree to Transfer) all or any part of any interest in any Equity Securities except in compliance with this Article IX and any other agreement binding upon such Unitholder that restricts the Transfer of Equity Securities (including any Equity Agreement and any underwriter lock-up agreement applicable to such Unitholder). In addition to complying with any other provisions regarding Transfer of Equity Securities set forth herein or in any applicable Equity Agreement, no Unitholder shall (directly or indirectly through a transfer of such Unitholder’s equity interests) Transfer (or offer or agree to Transfer) all or any part of any interest in any Equity Securities without first obtaining the prior written consent of the Manager, which consent may be withheld in the Manager’s sole discretion; provided, that such Unitholder may Transfer Equity Securities (without the Manager’s prior written consent, but subject to the other provisions of this Agreement or any applicable Equity Agreement) (i) pursuant to an Approved Sale, (ii) pursuant to any forfeiture or repurchase provisions set forth in any applicable Employment Agreement or Equity Agreement, (iii) pursuant to an Exchange effected pursuant to Section 9.9, or (iv) to such Unitholder’s Permitted Transferees subject to Sections 9.4(c) and (f); provided, however, that if such Unitholder Transfers any interests in any Units to a Permitted Transferee and such Person ceases to be a Permitted Transferee of such Unitholder, then such Person shall, upon ceasing to be a Permitted Transferee, Transfer such interest back to the Unitholder making such initial Transfer. Except as otherwise expressly provided herein, it shall be a condition precedent to any Transfer of any Class A Common Unit that constitutes a portion of a Combined Unit that, concurrently with such Transfer, such transferring Member shall also Transfer to the transferee a corresponding share of Noneconomic Stock. Any Transfer that is not in compliance with the provisions of this Agreement shall be deemed a Transfer by such Member of Units in violation of this Agreement (and a breach of this Agreement by such Member) and shall be null and void ab initio. The certificate of incorporation of the Public Offering Entity (as amended and in effect from time to time) shall govern the redemption, exchange and conversion of Class B Common Stock or Class C Common Stock, as applicable, to Class A Common Stock or Class D Common Stock, as applicable, and a conversion pursuant to and in accordance with such certificate of incorporation of the Public Offering Entity shall not be considered a “Transfer” for purposes of this Agreement.

9.2 Approved Sale.

(a) General Approved Sale. Each Member and each Unitholder hereby agree that, if the Manager approves a Change of Control (an “Approved Sale”), then each Member and each direct and indirect Unitholder shall be deemed to have voted for and provided any applicable consent to (and, if requested, to confirm such consent, whether at a meeting of Unitholders or in writing to), and in any event agrees to raise no objections against, and not otherwise impede or delay, such Approved Sale.

(b) Approved Sale Procedures. In furtherance of the foregoing, if the Approved Sale is structured as a (i) merger or consolidation, then each Member and Unitholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) sale of Units, then each Member and Unitholder shall agree to sell, and shall sell, all of his, her or its Units and rights to acquire Units (to the extent that such Units or rights to acquire Units are not automatically deemed cancelled in the event of an Approved Sale pursuant to the terms of this Agreement or any applicable Equity Agreement) on the terms and conditions approved by the Manager. Each Member and Unitholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Manager which may include a mandatory Exchange under Section 9.9(b). The obligations of any Member or Unitholder with respect to an Approved Sale are, except as provided in Section 9.2(c) below, subject to the condition that each Unitholder shall receive (or have the option to receive) the same form and mix of consideration and the same per Unit amount of consideration (taking into account the priorities, thresholds and limitations of each class of Units set forth herein) upon the consummation of such Approved Sale.

(c) Application of Proceeds. The proceeds of any such Change of Control received by the Unitholders, in their capacity as such (other than in respect of bona fide payments for services to be rendered on an arms-length basis (e.g., not involving consulting arrangements or non-compete payments)), shall be allocated among the Unitholders based upon the Units included in such Change of Control as if the proceeds of such Change of Control were paid pursuant to Section 4.1(b) in connection with a Distribution and the Units of the Unitholders included in such Change of Control were the only outstanding Units of the Company at the time of such Distribution.

(d) Purchaser Representative. If any Group Company enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), then each of the other Unitholders that is not an “accredited investor” as such term is defined under the Securities Act shall, at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by the Company. If any such Unitholder so appoints a purchaser representative, then the Company shall pay the fees of such purchaser representative. However, if any such Unitholder declines to appoint the purchaser representative designated by the Company, then such Unitholder shall appoint another purchaser representative (reasonably acceptable to the Company), and such Unitholder shall be responsible for the fees of the purchaser representative so appointed.

(e) No Grant of Dissenters Rights or Appraisal Rights. In no manner shall this Section 9.2 be construed to grant to any Member or Unitholder any dissenters rights or appraisal rights or give any Member or Unitholder any right to vote in any transaction structured as a merger or consolidation or otherwise (it being understood that the Unitholders hereby expressly waive rights under Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and grant to the Manager the sole right to approve or consent to a merger or consolidation of the Company without approval or consent of the Members or the Unitholders).

9.3 Effect of Assignment.

(a) Termination of Rights. Any Member who assigns any Units or other interest in the Company shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest, except as provided in Section 9.1; provided, that, for the avoidance of doubt, the Company may, in the discretion of the Manager, apportion any Tax Distribution made with respect to any assigned Unit or other interest in the Company between the assignor and assignee so as to reflect the manner in which the corresponding taxable income allocable with respect to such assigned Unit or other interest in the Company has been allocated as between the assignor Member and assignee Member.

(b) Deemed Agreement. Any Person who acquires in any manner whatsoever any Units or other interest in the Company, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company of such Person was subject to or by which such predecessor was bound.

9.4 Additional Restrictions on Transfer.

(a) Execution of Counterpart. Except in connection with an Approved Sale or Exchanges made in accordance with Section 9.9, each Transferee of Units or other interests in the Company shall, as a condition prior to such Transfer, execute and deliver to the Company a counterpart or acceptable joinder to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.

(b) Notice. In connection with the Transfer of any Units, the holder of such Units will deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer.

(c) Legal Opinion. Except in connection with Transfers to Permitted Transferees or Exchanges made in accordance with Section 9.9, no Transfer of Units or any other interest in the Company may be made unless in the opinion of counsel, satisfactory in form and substance to the Manager (which opinion may be waived by the Manager), such Transfer would not violate any federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to the Company or the interest to be Transferred, or cause the Company to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended. Such opinion of counsel shall be delivered in writing to the Company prior to the date of the Transfer.

(d) No Avoidance of Provisions. No Unitholder shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such Unitholder or (ii) otherwise seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Unitholder, in any such case in a manner that would fail to comply with this Article IX if such Unitholder had Transferred Units directly, unless such Unitholder first complies with the terms of this Agreement.

(e) Code Section 7704 Private Placement Safe Harbor. In order for the Company to be treated as a “publicly traded partnership” and not taxed as a corporation pursuant to Section 7704 by satisfying the private placement rule in Treasury Section 1.7704-1(h), notwithstanding anything herein to the contrary, no Transfer of any Unit or economic interest shall be permitted or recognized by the Company or the Manager (within the meaning of Treasury

Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would reasonably be expected to cause a non-de minimis risk that the Company would have more than one hundred (100) partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)). The Company and the Manager shall be entitled to rely upon the advice of a nationally recognized law or accounting firm with expertise in Tax matters in making any determination under this Section 9.4(e).

(f) Additional Transfer Restrictions. Notwithstanding anything to the contrary herein, in no event shall any Unitholder Transfer any Units to the extent such transfer (i) could reasonably be expected to create a non-de minimis risk that the Company could be treated as a “publicly traded partnership” or could be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code (as determined in the sole discretion of the Manager or (ii) if such Unitholder is a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, unless such Unitholder and transferee have delivered to the Company, in respect of the relevant Transfer, written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable taxing authority or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding. For the avoidance of doubt, in the event that a Unitholder (or such Unitholder’s estate) attempts to Transfer any Units in connection with the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of such Unitholder, such Transfer shall, to the extent it is in violation of this Agreement (unless otherwise waived by the Manager) be void ab initio such that the Unitholder (or such Unitholder’s estate) remains the owner of the applicable Units.

9.5 Legend. In the event that Certificated Units are issued, such Certificated Units will bear the following legend:

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF ______, 2021, AS AMENDED, RESTATED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), AND BY AND AMONG CERTAIN INVESTORS (THE “LLC AGREEMENT”). THE UNITS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS, CERTAIN

VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE LLC AGREEMENT AND/OR A SEPARATE AGREEMENT WITH THE INITIAL HOLDER. A COPY OF SUCH CONDITIONS, REPURCHASE OPTIONS AND FORFEITURE PROVISIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

If a Member holding Certificated Units delivers to the Company an opinion of counsel, satisfactory in form and substance to the Manager (which opinion may be waived by the Manager), that no subsequent Transfer of such Units will require registration under the Securities Act, then the Company will promptly upon such contemplated Transfer deliver new Certificated Units that do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 9.5.

9.6 Transfer Fees and Expenses. Except as provided in Section 9.2, the Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

9.7 Void Transfers. Any Transfer by any Member or Unitholder or Permitted Transferee of any Units or other interest in the Company in contravention of this Agreement (including the failure of the Transferee to execute a counterpart or acceptable joinder to this Agreement) or any applicable Equity Agreement, or which would cause the Company to not be treated as a partnership for U.S. federal income tax purposes, shall be void ab initio and shall not bind or be recognized by the Company or any other party. No purported Assignee shall have any right to any gross items of income, gain, deduction or loss or Distributions of the Company.

9.8 Vesting, Forfeiture and Repurchase of Units. Notwithstanding anything to the contrary set forth in this Agreement, Units may be subject to vesting, forfeiture or repurchase as set forth in any applicable Equity Agreement. Upon any repurchase or redemption of any Unit, in lieu of the cancellation of any repurchased or redeemed Units, the Manager may, in its sole discretion, elect that such repurchased or redeemed Units, as the case may be, remain issued and be held in the name, and on behalf of, the Company.

9.9 Exchange of Combined Units for Class A Common Stock.

(a) Elective Exchanges.

(i) Each Class A Unitholder shall be entitled, at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender Combined Units (with the Class A Common Units surrendered to the Company, and the corresponding Noneconomic Stock surrendered to the Public Offering Entity) in exchange for the delivery by the Company to the exchanging Class A Unitholder of, at the option of the Public Offering Entity (as determined solely by a majority of its directors who are disinterested), (A) a number of shares of Class A Common Stock (or Class D Common Stock, for Class

A Unitholders for which the Noneconomic Stock comprising a portion of the Combined Units is Class C Common Stock and that are eligible to own Class C Common Stock pursuant to the certificate of incorporation (as then in effect) of the Public Offering Entity) that is equal to the product of the number of Combined Units surrendered multiplied by the Exchange Rate (a “Share Settlement”), which such shares of Class A Common Stock or Class D Common Stock, as applicable, may be contributed by the Public Offering Entity to the Company in exchange for Class A Common Units, or (B) an amount of cash equal to the Cash Redemption Price of such shares net of any underwriters’ discounts, commissions and brokers’ fees that would be payable in connection with the registration and sale of such shares in a registered offering, as reasonably determined by the Manager (a “Cash Settlement,” and any such exchange of Combined Units for Class A Common Stock or Class D Common Stock, as applicable, or cash, an “Exchange”); provided, for the avoidance of doubt, that the Public Offering Entity may make a Cash Settlement only to the extent that the Public Offering Entity has cash available in an amount equal to at least the Cash Redemption Price which was received pursuant to a contemporaneous public offering or private sale. Any such Exchange shall be for a minimum of the lowest of (i) 5,000 Combined Units, (ii) such other number of Combined Units as may be determined by the Manager with respect to any particular Exchange, and (iii) all of the Combined Units held by such Class A Unitholder. Unless otherwise required by applicable law, the parties hereto acknowledge and agree that any Exchange shall be treated as a direct exchange of the Combined Units between the Public Offering Entity and the Class A Unitholder participating in the Exchange for U.S. federal and applicable state and local income tax purposes.

(ii) A Class A Unitholder shall exercise its right to Exchange Combined Units as set forth in Section 9.9(a)(i) by delivering to (I) the Public Offering Entity, (A) a written election of exchange in respect of the Combined Units to be Exchanged (an “Exchange Notice”), duly executed by such Class A Unitholder, with a contemporaneous copy delivered to the Company, in each case during normal business hours at the principal executive offices of the Public Offering Entity or such address as designated by the Public Offering Entity, (B) any certificate(s) representing the Noneconomic Stock included in such Combined Units, (C) if the Public Offering Entity requires the delivery of the certification contemplated by Section 9.12(b), such certification, or written notice from such Class A Unitholder that it is unable to provide such certification, and (D) in the case of an exchange of Class C Common Stock, a designation of whether the holder elects to receive shares of Class A Common Stock or Class D Common Stock and (II) the Company, the Class A Common Units included in such Combined Units (including, in each case, any certificates representing the underlying Class A Common Units issued to such Class A Unitholder according to the books and records of the Company and the Public Offering Entity, respectively); provided, that if any such certificate has been lost, then the exchanging Class A Unitholder may deliver, in lieu of such certificate, an affidavit of lost certificate. Upon a Class A Unitholder exercising its right to Exchange, the Company and the Public Offering Entity shall take such actions as may be required to ensure that such Class A Unitholder receives the shares of Class A Common Stock or Class D Common Stock, as applicable, or cash that such exchanging Class A Unitholder is entitled to receive in connection with such Exchange pursuant to this Section 9.9(a). Each Class A Unitholder may exercise its right to Exchange Combined Units only one time per calendar quarter. If an exchanging Class A Unitholder receives the shares of Class A Common Stock or Class D Common Stock, as applicable, or cash that it is entitled to receive in connection with an Exchange pursuant to this Section 9.9(a) from the Company pursuant to this Section 9.9(a)(ii), then the Class A Unitholder shall have no further right to receive shares of Class A Common Stock or Class D Common Stock, as applicable, or cash in connection with that Exchange, and the Company shall be deemed to have satisfied its obligations under the second sentence of this Section 9.9(a)(ii). An Exchange pursuant to this Section 9.9(a) shall be deemed to have been effected on the Business Day immediately following the earliest Business Day as of which the Public Offering Entity and the Company have received the items specified in clauses (I) through (II) of the first sentence of this Section 9.9(a)(ii); provided that no Exchange shall be effected prior to the end of a month (or if such day is not a Business Day, the Business Day immediately prior to the end of a month) (such Business Day, the “Exchange Date”). Subject to the rights of Class A Unitholders to revoke an Exchange Notice in accordance with Section 9.9(a)(iii), on the Exchange Date, all rights of the exchanging Class A Unitholder as a holder of the Combined Units that are subject to the Exchange shall cease, and, in the case of a Share Settlement, such Class A Unitholder shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock or Class D Common Stock, as applicable, to be received by the exchanging Class A Unitholder in respect of such Exchange.

(iii) If, following its receipt of an Exchange Notice, the Public Offering Entity is unable to deliver to the Class A Unitholder requesting such Exchange shares of Class A Common Stock that are covered under an effective registration statement under the Securities Act or that are otherwise freely tradeable or sellable by such Class A Unitholder, then the Public Offering Entity shall notify the requesting Class A Unitholder in writing of that fact, and such Class A Unitholder may, by written notice to the Company and the Public Offering Entity, revoke its Exchange Notice requesting such Exchange, whereupon the Exchange shall be terminated, the Combined Units so requested to be included in such Exchange shall be reinstated in the name of such holder, and any shares of Class A Common Stock or Class D Common Stock, as applicable, issued to such holder as a result of such Exchange shall be cancelled.

(iv) Notwithstanding anything to the contrary in this Section 9.9, the Public Offering Entity (as determined solely by a majority of its directors who are disinterested) may, in its sole and absolute discretion, elect to effect on the Exchange Date the exchange of Combined Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Combined Units and the Share Settlement or the Cash Settlement, as applicable, between the applicable Class A Unitholder and the Public Offering Entity (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 9.9(a)(iv), the Public Offering Entity shall acquire the Combined Units and shall be treated for all purposes of this Agreement as the owner of such Combined Units.

(b) Mandatory Exchanges.

(i) The Public Offering Entity shall have the right to require each Class A Unitholder to Exchange all of such Class A Unitholder’s Combined Units in accordance with the provisions of Section 9.9(a), mutatis mutandis, upon the occurrence of a Change of Control

(ii) The Public Offering Entity shall exercise its right to require an Exchange of Combined Units as set forth in Section 9.9(c)(i) by delivering to the Class A Unitholder written notice of such mandatory Exchange (a “Mandatory Exchange Notice”) and the date the Exchange shall be deemed to occur (the “Mandatory Exchange Date”), which date may not be earlier than the date of such written notice; provided, that such date may be described as immediately prior to the occurrence of the Change of Control, and the Public Offering Entity shall use commercially reasonable efforts to provide such notice to all Class A Unitholders at least ten (10) calendar days before the proposed date upon which the contemplated Change of Control is to be effected. From and after the Mandatory Exchange Date, (x) the Combined Units shall be deemed to have been transferred to the Company or Public Offering Entity, as applicable, on the Mandatory Exchange Date, (y) in the case of a Share Settlement, the Class A Unitholder shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock or Class D Common Stock, as applicable, to be received by the exchanging Class A Unitholder in respect of such Exchange on the Mandatory Exchange Date, and (z) the Class A Unitholder shall cease to have any rights with respect to the Combined Units other than the right to receive shares of Class A Common Stock or Class D Common Stock, as applicable, or cash pursuant to Section 9.9(b)(i) upon compliance with its obligations under Section 9.9(b)(iii).

(iii) On or prior to the Mandatory Exchange Date (or if less than ten (10) calendar days’ notice of the Mandatory Exchange Date is given, within five (5) Business Days of such notice), the Class A Unitholder shall deliver during normal business hours at the principal executive offices of the Public Offering Entity or such address as designated by the Public Offering Entity: (A) an acknowledgement of the Mandatory Exchange Notice (a “Mandatory Exchange Acknowledgement”), duly executed by such Class A Unitholder, (B) any certificate(s) representing all Combined Units held by the Class A Unitholder to be Exchanged on the Mandatory Exchange Date (including any certificates representing the underlying Class A Common Units and any stock certificates representing the underlying shares of Class B Common Stock or Class C Common Stock, as applicable, in each case issued to such Class A Unitholder according to the books and records of the Company and the Public Offering Entity, as applicable); provided, that if any such certificate has been lost, then the exchanging Class A Unitholder may deliver, in lieu of such certificate, an affidavit of lost certificate, and (C) if the Public Offering Entity or the Company requires the delivery of the certification contemplated by Section 9.12(b), such certification or written notice from such Class A Unitholder that it is unable to provide such certification.

(c) Issuance of Class A Common Stock or Class D Common Stock. As promptly as practicable following satisfaction of such Class A Unitholder’s obligations under Section 9.9(a)(ii) or Section 9.9(b)(iii), as applicable, and in any event no later than five (5) Business Days after such obligations are satisfied, in the event of a Share Settlement, the Public Offering Entity or the Company shall deliver or cause to be delivered to such Class A Unitholder, at such Unitholder’s address of record (or at such other address as such Unitholder may designate to the Public Offering Entity), the number of shares of Class A Common Stock or

Class D Common Stock, as applicable, deliverable upon such Exchange, registered in the name of the relevant exchanging Class A Unitholder. To the extent that the Class A Common Stock or Class D Common Stock, as applicable, is settled through the facilities of The Depository Trust Company or a transfer agent or similar intermediary, the Public Offering Entity will upon the written instruction of an exchanging Class A Unitholder, deliver the shares of Class A Common Stock or Class D Common Stock, as applicable, deliverable to such exchanging Class A Unitholder, through the facilities of The Depository Trust Company or such agent or intermediary, to the account of the participant of The Depository Trust Company or such agent or intermediary designated by such exchanging Class A Unitholder in the Exchange Notice or the Mandatory Exchange Acknowledgement, as applicable. Notwithstanding anything to the contrary in this Agreement, no fractional shares of Class A Common Stock or Class D Common Stock, as applicable, shall be issued as a result of any Exchange. In lieu of any fractional share of Class A Common Stock or Class D Common Stock, as applicable, to which a Class A Unitholder would otherwise be entitled in any Exchange, the Company or the Public Offering Entity shall pay to such Class A Unitholder cash equal to such fractional share multiplied by the closing price of a share of Class A Common Stock or Class D Common Stock, as applicable, on the most recent trading day preceding the Exchange Date or Mandatory Exchange Date, as applicable, on which the shares of Class A Common Stock or Class D Common Stock, as applicable, otherwise deliverable in such Exchange are deemed to be delivered.

(d) Cancellation of Class B Common Stock or Class C Common Stock; Class A Common Units. Any shares of Class B Common Stock or Class C Common Stock, as applicable, surrendered in an Exchange shall automatically be deemed cancelled without any action on the part of any Person, including the Public Offering Entity, upon the relevant Exchange Date or Mandatory Exchange Date, as applicable. Any such cancelled shares of Class B Common Stock or Class C Common Stock, as applicable, shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate. Any Class A Common Units surrendered in an Exchange shall automatically be deemed held by the Public Offering Entity thereafter without any action on the part of any Person, including the Company.

(e) Expenses. The Company shall bear its own expenses and the expenses of the Public Offering Entity and each exchanging Class A Unitholder in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that the Public Offering Entity shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange.

(f) Other Prohibitions on Exchange. For the avoidance of doubt, and notwithstanding anything to the contrary herein, a Class A Unitholder shall not be entitled to Exchange Combined Units to the extent that the Public Offering Entity or the Company reasonably determines in good faith that such Exchange (i) would be prohibited by law or regulation or (ii) would not be permitted under (w) this Agreement, (x) any lock-up agreement executed in connection with the IPO or any other contractual lock-up agreement relating to the shares of the Public Offering Entity (or any corresponding Units) that may be applicable to such Class A Unitholder, (y) any other agreement with the Public Offering Entity, its subsidiaries, the Company or the Subsidiaries to which such Class A Unitholder is then subject, or (z) any written policies of the Public Offering Entity, its subsidiaries, the Company or the Subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel to which such Class A

Unitholder is then subject. For the avoidance of doubt, no Exchange shall be deemed to be prohibited by any law or regulation pertaining to the registration of securities if such securities have been so registered or if any exemption from such registration requirements is reasonably available, and the parties hereto believe that there is currently no law or regulation, and acknowledge that there is no agreement of the type referred to in clause (ii) of the preceding sentence, that would, in either case, restrict the ability of a Class A Unitholder to Exchange Combined Units.

9.10 Adjustment of Exchange Rate.

(a) The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any unit or stock split, unit or stock distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit or stock split, reclassification, reorganization, recapitalization or otherwise) of Class A Common Units, Class B Common Stock or Class C Common Stock that is not accompanied by an identical subdivision or combination of the Class A Common Stock or Class D Common Stock, as applicable; or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock or Class D Common Stock, as applicable, that is not accompanied by an identical subdivision or combination of Class A Common Units or Class B Common Stock or Class C Common Stock. For example, if there is a 2-for-1 stock split of Class A Common Stock or Class D Common Stock and no corresponding split with respect to the Class A Common Units or Class B Common Stock or Class C Common Stock, as applicable, then the Exchange Rate would be adjusted to be 2. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock or Class D Common Stock, as applicable, are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Class A Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Class A Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock or Class D Common Stock, as applicable, is converted or changed into another security, securities or other property, this Section 9.10 shall continue to be applicable, mutatis mutandis, with respect to such other security or other property.

(b) Each time that the Public Offering Entity (i) purchases Combined Units other than in connection with (A) a corresponding issuance by the Public Offering Entity of the same number of shares of Class A Common Stock or Class D Common Stock (whether as a result of an Exchange or otherwise) or (B) a concurrent recapitalization of the Company that causes the number of Class A Common Units held by the Public Offering Entity to equal the number of shares of Class A Common Stock and Class D Common Stock outstanding immediately following such purchase of Combined Units, or (ii) repurchases shares of Class A Common Stock or Class D Common Stock without a corresponding redemption by the Company of Class A Common Units held by the Public Offering Entity, then the Exchange Rate shall be adjusted immediately following such transaction described in the immediately foregoing clauses (i) or (ii), as applicable, without any further action by the Public Offering Entity, the Company or any Class A Unitholder, as follows: the Exchange Rate shall first be set at a ratio, the numerator of which shall be the number of shares of Class A Common Stock and Class D Common Stock of the Public Offering Entity then issued and outstanding, and the denominator of which shall be the number of Class A Common Units then owned by the Public Offering Entity, in each case after giving effect to the transaction that gave rise to such Exchange Rate adjustment and prior to giving effect to any event that has occurred which would give rise to an adjustment to the Exchange Rate pursuant to Section 9.10(a), and then that ratio shall be adjusted as set forth in Section 9.10(a) for each event (if any) giving rise to such Section 9.10(a) adjustment assuming that such event had occurred after the transaction that gave rise to the Exchange Rate adjustment being made pursuant to this Section 9.10(b). If at any time the Public Offering Entity issues a share of Class A Common Stock or Class D Common Stock for no consideration or consideration other than cash, then the Company shall issue to the Public Offering Entity one Class A Common Unit.

(c) If the Public Offering Entity pays a dividend or otherwise makes a distribution in respect of shares of Class A Common Stock or Class D Common Stock, in each case of property other than cash, and such property was not acquired with cash received by the Public Offering Entity from the Company, was not distributed to the Public Offering Entity from the Company and is not in connection with an event that results in an Exchange Rate adjustment pursuant to Section 9.10(a), then, upon any Exchange that occurs subsequent to such dividend or distribution of property, the Public Offering Entity shall distribute to the Class A Unitholder conducting such Exchange the property that such Class A Unitholder would have received in such prior dividend or distribution in respect of the shares of Class A Common Stock or Class D Common Stock received by such Class A Unitholder in such Exchange if such Exchange had occurred immediately prior to the record date for such prior dividend or distribution.

9.11 Class A Common Stock or Class D Common Stock to be Delivered upon Exchange.

(a) The Public Offering Entity and the Company covenant and agree to deliver shares of Class A Common Stock deliverable upon an Exchange pursuant to an effective registration statement under the Securities Act with respect to such Exchange to the extent that a registration statement is effective and available for such Exchange. In the event that an Exchange in accordance with this Agreement is to be effected at a time when any such registration statement has not become effective or otherwise is unavailable for such Exchange, the Public Offering Entity shall use its reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements; provided, that if no such registration is available, then the Class A Unitholder requesting such Exchange may revoke its Exchange Notice as described in Section 9.9(a)(iii). Nothing herein shall be construed as a requirement for the Public Offering Entity or the Company to settle the Exchange for cash. The Public Offering Entity shall not be required to comply with this Section 9.11(a) in an Exchange in connection with a Change of Control nor shall the Public Offering Entity be required to register or list the Class D Common Stock.

(b) The Public Offering Entity shall use its reasonable best efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding shares of Class A Common Stock may be listed or traded at the time of such delivery; provided, that if the shares Class A Common Stock issued or issuable upon an Exchange are not freely tradeable or otherwise sellable by the Class A Unitholder requesting such Exchange, then such Class A Unitholder may revoke its Exchange Notice as described in Section 9.9(a)(iii).

(c) The Public Offering Entity shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be deliverable upon Exchange of all then-outstanding Combined Units (assuming all the Combined Units are exchanged for shares of Class A Common Stock).

(d) Prior to the date of this Agreement, the Public Offering Entity has taken all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, the Public Offering Entity of equity securities of the Public Offering Entity (including derivative securities with respect thereto) and any securities which may be deemed to be equity securities or derivative securities of the Public Offering Entity for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of the Public Offering Entity who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Public Offering Entity upon the registration of any class of equity security of the Public Offering Entity pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(e) If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, then the Public Offering Entity shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(f) The Public Offering Entity covenants that all shares of Class A Common Stock or Class D Common Stock, as applicable, delivered upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of the Public Offering Entity or to any right of first refusal or other right in favor of any Person.

(g) For purposes of determining any ordinary income recognized under Code Section 751 with respect to any Exchange pursuant to Section 9.9 (or pursuant to Code Section 741 in the event of a sale or other taxable disposition of any Combined Units), to the extent allowed under laws applicable to the Company, the Manager and the Unitholders agree to use good faith efforts to allocate the aggregate Fair Market Value of the Company’s assets among the Company’s assets consistently with past practice.

9.12 Withholding; Certification of Non-Foreign Status.

(a) If the Public Offering Entity or the Company shall be required to withhold any amounts by reason of any federal, state, local or foreign Tax rules or regulations in respect of any Exchange, then the Public Offering Entity or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including at its option withholding shares of Class A Common Stock or Class D Common Stock, as applicable, with a Fair Market Value equal to the minimum amount of any Taxes which the Public Offering Entity or the Company, as the case may be, may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Class A Unitholder.

(b) Notwithstanding anything to the contrary herein, each of the Public Offering Entity and the Company may, at its own discretion, require as a condition to the effectiveness of an Exchange that an exchanging Class A Unitholder deliver to the Public Offering Entity or the Company, as the case may be, an IRS Form W-9 or other certification that the exchanging Class A Unitholder is not a “foreign person” within the meanings of Sections 1445 and 1446(f) of the Code. In the event that the Public Offering Entity or the Company has required delivery of such certification but an exchanging Class A Unitholder is unable to do so, the Public Offering Entity or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to the exchanging Class A Unitholder the Class A Common Stock or Class D Common Stock, as applicable, in accordance with Section 9.9, but subject to withholding as provided in Section 9.12(a).

9.13 No Transfer of Class B Common Stock or Class C Common Stock. Except as otherwise provided by this Agreement, no Class A Unitholder may Transfer, directly or indirectly, all or any portion of its shares of Class B Common Stock or Class C Common Stock or any rights therein (voting or otherwise) to any other Person.

9.14 Tender Offers and Other Events with Respect to the Public Offering Entity(b) . In the event that a tender offer, share exchange offer, issuer bid, takeover bid, recapitalization or similar transaction with respect to Class A Common Stock (each of the foregoing, an “Offer”) is proposed by the Public Offering Entity or is proposed to the Public Offering Entity or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Public Offering Entity shall provide written notice of an Offer to all Class A Unitholders within the earlier of (a) five (5) Business Days following the execution of an agreement (if applicable) with respect to, or the commencement of (if applicable), such Offer and (b) ten (10) Business Days before the proposed date upon which such Offer is to be effected, including in such notice such information as may reasonably describe such Offer, subject to applicable laws, including the date of execution of such agreement (if applicable) or of such commencement (if applicable), the material terms of such Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in such Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Offer, and the number of Units (and the corresponding shares of Class B Common Stock or Class C Common Stock, as applicable)

held by such Class A Unitholder that is applicable to such Offer. The Class A Unitholders shall be permitted to participate in such Offer by delivery of an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such Offer, and, for the avoidance of doubt, shall be contingent upon such Offer and not be effective if such Offer is not consummated). In the case of an Offer proposed by the Public Offering Entity, the Public Offering Entity will use its commercially reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Class A Unitholders to participate in such Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination. For the avoidance of doubt, in no event shall the Class A Unitholders be entitled to receive in such Offer aggregate consideration for each Combined Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with an Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

ARTICLE X

ADMISSION OF MEMBERS

10.1 Substituted Members. In connection with the Transfer of Units of a Unitholder permitted under the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the later of (a) the effective date of such Transfer, and (b) the date on which the Manager approves such Transferee as a Substituted Member, and such admission shall be shown on the books and records of the Company; provided, however, that in connection with the Transfer of Units to a Permitted Transferee, the Transferee shall become a Substituted Member on the effective date of such Transfer.

10.2 Additional Members. A Person may be admitted to the Company as an additional Member (an “Additional Member”) only as contemplated under Section 3.1 and only upon furnishing to the Company (a) a letter of acceptance, in form satisfactory to the Manager, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.1, and (b) such other documents or instruments as may be deemed necessary or appropriate by the Manager to effect such Person’s admission as a Member. Such admission shall become effective on the date on which the Manager determines that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XI

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

11.1 Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XII without the prior written consent of the Manager, except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by each of this Agreement and applicable Equity Agreements, such Unitholder shall (subject to the provisions of Section 9.4) cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

12.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a) Manager approval of dissolution; or

(b) the entry of a decree of judicial dissolution of the Company under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

12.2 Liquidation and Termination. Upon the dissolution of the Company, the Manager shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company as provided herein, in the Delaware Act (including in a manner that avoids the imposition of personal liability upon any Unitholder, Manager or officer pursuant to such requirements). The costs of liquidation shall be borne as a Company expense. Until payment of the final liquidating Distribution to the Unitholders, the liquidators shall continue to operate the Company’s properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a) The liquidators shall pay, satisfy or discharge from the Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b) As promptly as practicable after dissolution, the liquidators shall cause the remaining Company assets (the “Liquidation Assets”) to be distributed among the Unitholders in accordance with Section 4.1(b).

(c) Prior to distribution of Liquidation Assets, any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3. After taking into account such allocations, it is anticipated that each Unitholder’s Capital Account, on a per Unit basis, would be uniform. If any Unitholder’s Capital Account is not so uniform, then gross items of income, gain, deduction and loss for the Fiscal Year in which the Company is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Adjusted Capital Account Balance to be equal to the amount to be distributed to such Unitholder pursuant to Section 4.1. If the Distribution of any non-cash Liquidation Asset cannot be made to a recipient because the recipient lacks a particular license, then (i) such non-cash Liquidation Asset must be first liquidated or (ii) such non-cash Liquidation Asset shall be Transferred to (A) such recipient’s Affiliate that is so licensed or (B) another Unitholder that is so licensed (if such other Unitholder agrees to relinquish to such unlicensed recipient an equivalent amount of Liquidation Assets that do not require the recipient to be licensed).

(d) The Distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 12.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete Distribution to the Unitholder of its interest in the Company and all Company property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

12.3 Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary of the Company are distributed to any Unitholders and unless otherwise agreed to by the Manager, such Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary and each other Unitholder that contains restrictions on the Transfer of such equity securities and other provisions (including with respect to the governance and control of such Subsidiary) in form and substance similar to the provisions and restrictions set forth herein (including in Article V and Article IX).

12.4 Cancellation of Certificate. On completion of the Distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.

12.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 12.2 in order to minimize any Losses otherwise attendant upon such winding up.

12.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Company assets).

12.7 Hart-Scott-Rodino. In the event that the HSR Act is applicable to any Unitholder, the dissolution of the Company shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XIII

VALUATION

13.1 Valuation of Subsidiary Securities. The Fair Market Value of any equity securities of any Subsidiary of the Company means the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, then the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, then the average of the representative bid and asked prices quoted in the New York Stock Exchange system as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the New York Stock Exchange system, then the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which the Fair Market Value is being determined and the twenty (20) consecutive Business Days prior to such day. If the dissolution and liquidation (or deemed dissolution and liquidation) of the Company occurs in connection with the public offering of any Subsidiary of the Company, then the Fair Market Value of each equity security of such Subsidiary shall equal the price at which such securities are initially offered to the public in connection with such public offering. If at any time the equity securities of a Subsidiary are not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, and the dissolution and liquidation (or deemed dissolution and liquidation) of the Company does not occur in connection with a public offering of such Subsidiary, then the Fair Market Value of each such security shall be equal to the fair value thereof as of the date of valuation as determined by the Manager on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s length transaction, taking into account all factors it deems relevant.

13.2 Valuation of Other Assets and Company Securities. The Fair Market Value of all other non-cash assets or of any Units or other securities issued by the Company means the fair value for such assets or securities as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation as determined by the Manager, taking into account all relevant factors determinative of value (and giving effect to any transfer taxes payable or discounts in connection with such sale).

13.3 Valuation of Other Securities. In determining Fair Market Value of any other securities, the Manager shall make such determination on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all relevant factors.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Power of Attorney. Each Unitholder hereby constitutes and appoints the Manager and the liquidators, with full power of substitution, as such Unitholder’s true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Manager deems appropriate or necessary to reflect any appropriately authorized amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Manager and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article X or Article XI. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, Disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his, her or its Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives.

14.2 Amendments. This Agreement may be amended, modified, or waived upon the written consent of the Public Offering Entity; provided, however, that (i) any amendment, modification or waiver of Sections 9.9 through 9.14 and (ii) any amendment, modification, or waiver that would adversely affect in any material respect the rights or obligations of any holder of Class A Common Units other than the Public Offering Entity in any manner that is materially and adversely disproportionate relative to the effect on Class A Common Units held by the Public Offering Entity, in each case, shall require the written consent of the holders of at least a majority of the Class A Common Units not held by the Public Offering Entity, voting together as a single class; provided, further, that in each case of the foregoing clauses and notwithstanding anything herein to the contrary, so long as the Tax Receivable Agreement remains outstanding and in effect, no amendment or modification may be made to this Agreement that is materially and disproportionately adverse to the TRA Recipients without the prior written consent of the TRA Recipients entitled to a majority of the Tax Benefit Payments (as defined in the Tax Receivable Agreement).

14.3 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Manager may determine. The Manager hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

14.4 Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

14.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.6 Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts (including by means of facsimile), any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto, and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

14.7 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation (thus the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”). Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or”, “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

14.8 Applicable Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Except as otherwise expressly provided in this Agreement, any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware and each party hereto waives any defense or objection to such jurisdiction and venue, including any defense based on lack of jurisdiction or inconvenient forum. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO (INCLUDING EACH MEMBER) IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER.

14.9 Addresses and Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, sent by telecopy or email (in each case, with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (b) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the Company’s books and records or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

14.10 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property or the rights of the Manager to require Capital Contributions other than as a secured creditor.

14.11 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

14.12 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement. No Unitholder may take any action or approve any action in contravention of any Manager action.

14.13 Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, this Agreement and the documents expressly referred to herein supersede the Prior Agreement in its entirety.

14.14 Opt-in to Article 8 of the Uniform Commercial Code. The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction)

14.15 Delivery by Facsimile or PDF. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, electronic transmission in portable document format (“pdf”) or the electronic matching of terms on the electronic platform DocuSign, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf or through the electronic matching of terms on the electronic platform DocuSign as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

14.16 Survival. Sections 4.4, 5.8, 6.1, 5.6, 6.4, 6.8, 8.3 and 9.12 shall survive and continue in full force in accordance with their respective terms notwithstanding any termination of this Agreement or the dissolution of the Company.

14.17 Tax and Other Advice. Each Member has had the opportunity to consult with such Member’s own Tax and other advisors with respect to the consequences to such Member of the purchase, receipt or ownership of the Units, including the Tax consequences under federal, state, local, and other income Tax laws of the United States or any other country and the possible effects of changes in such Tax laws. Such Member acknowledges that none of the Company, its Subsidiaries, Affiliates, successors, beneficiaries, heirs and assigns and its and their past and present directors, officers, employees, and agents (including their attorneys) makes or has made any representations or warranties to such Member regarding the consequences to such Member of the purchase, receipt or ownership of the Units, including the Tax consequences under federal, state, local and other Tax laws of the United States or any other country and the possible effects of changes in such Tax laws.

14.18 Acknowledgments. Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Member (including each Substituted Member and each Additional Member) shall be deemed to acknowledge to the Company and the Public Offering Entity as follows: (a) the determination of such Member to acquire Units pursuant to this Agreement or any other agreement has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of any Group Company that may have been made or given by any other Member or by any agent or employee of any other Member, (b) no other Member has acted as an agent of such Member in connection with making its investment hereunder and that no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder, (c) any Group Company (including the Public Offering Entity) have retained Kirkland & Ellis LLP in connection with the transactions contemplated hereby, (d) except for Kirkland & Ellis’s representation of the WCAS Unitholders, Kirkland & Ellis LLP is not representing and will not represent any other Member in connection with the transaction contemplated hereby or any dispute that may arise between any Group Company, on the one hand, and any other Member, on the other hand, (e) such Member will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, and (f) Kirkland & Ellis LLP may represent any Group Company in connection with any and all matters contemplated hereby (including any dispute between any Group Company, on the one hand, and any other Member, on the other hand) and such Member waives any conflict of interest in connection with such representation by Kirkland & Ellis LLP.

*        *        *         *        *        *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Third Amended and Restated Limited Liability Company Agreement as of the date first above written.

COMPANY:

CWAN HOLDINGS, LLC

By:
Name:	Sandeep Sahai
Title:	Chief Executive Officer

PUBLIC OFFERING ENTITY:

CLEARWATER ANALYTICS HOLDINGS, INC.

By:
Name:	Sandeep Sahai
Title:	Chief Executive Officer

Signature Page to Third Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Third Amended and Restated Limited Liability Company Agreement as of the date first above written.

DRAGONEER INVESTOR:

CALCULATED DF HOLDINGS, LP

By:
Name:	Pat Robertson
Title:	Authorized Signatory

Signature Page to Third Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Third Amended and Restated Limited Liability Company Agreement as of the date first above written.

SOCKEYE UNITHOLDERS:

SOCKEYE TRADING COMPANY INC.

By:
Name:
Title:

Signature Page to Third Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Third Amended and Restated Limited Liability Company Agreement as of the date first above written.

WCAS UNITHOLDERS:

WCAS XII CARBON ANALYTICS ACQUISITION, L.P.

By: WCAS XII Associates LLC, its General Partner

By:
Name:	Jonathan M. Rather
Title:	Managing Member

WCAS XIII CARBON ANALYTICS ACQUISITION, L.P.

By: WCAS XIII Associates LLC, its General Partner

By:
Name:	Jonathan Rather
Title:	Managing Member

WCAS GP CW LLC

By:
Name:	Jonathan Rather
Title:	Managing Member

Signature Page to Third Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Third Amended and Restated Limited Liability Company Agreement as of the date first above written.

MANAGEMENT UNITHOLDERS:

CARBON ANALYTICS MANAGEMENT HOLDINGS LLC

By:
Name:
Title:

Signature Page to

Third Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Third Amended and Restated Limited Liability Company Agreement as of the date first above written.

NON-EMPLOYEE ROLLOVER HOLDERS:

Signature Page to

Third Amended and Restated Limited Liability Company Agreement